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                                                                  EXHIBIT 10.209

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                        PAXSON COMMUNICATIONS CORPORATION

                                       AND

 D P MEDIA, INC.; D P MEDIA OF BATTLE CREEK, INC.; D P MEDIA LICENSE OF BATTLE CREEK, INC.; D P MEDIA OF BOSTON, INC.; D P MEDIA LICENSE OF BOSTON, INC.; D P
MEDIA OF MARTINSBURG, INC.; D P MEDIA LICENSE OF MARTINSBURG, INC.; D P MEDIA OF
  MILWAUKEE, INC.; D P MEDIA LICENSE OF MILWAUKEE, INC.; D P MEDIA OF RALEIGH DURHAM, INC.; D P MEDIA LICENSE OF RALEIGH DURHAM, INC.; D P MEDIA OF ST. LOUIS,
   INC.; D P MEDIA LICENSE OF ST. LOUIS, INC.; RDP COMMUNICATIONS, INC.; RDP
      COMMUNICATIONS OF INDIANAPOLIS, INC.; RDP COMMUNICATIONS LICENSE OF INDIANAPOLIS, INC.; CAP COMMUNICATIONS, INC.; CAP COMMUNICATIONS OF NEW LONDON,
  INC.; CAP COMMUNICATIONS LICENSE OF NEW LONDON, INC.; CAP COMMUNICATIONS OF
    BOSTON, INC.; CHANNEL 66 OF TAMPA, INC.; AND CHANNEL 46 OF BOSTON, INC.




                                NOVEMBER 21, 1999


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                                TABLE OF CONTENTS


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   SECTION 1.     DEFINITIONS....................................................................................3

   SECTION 2.     PURCHASE AND SALE OF ASSETS...................................................................11

         2.1      Agreement to Sell and Buy.....................................................................11

         2.2      Excluded Assets...............................................................................11

         2.3      Assumption of Liabilities and Obligations.....................................................12

         2.4      Purchase Price................................................................................12

   SECTION 3.     REPRESENTATIONS AND WARRANTIES OF SELLERS.....................................................16

         3.1      Organization, Standing, and Authority.........................................................16

         3.2      Authorization and Binding Obligation..........................................................16

         3.3      Absence of Conflicting Agreements.............................................................16

         3.4      Licenses......................................................................................17

         3.5      Contracts.....................................................................................17

         3.6      Consents......................................................................................18

         3.7      Reports.......................................................................................18

         3.8      Taxes.........................................................................................18

         3.9      Claims and Legal Actions......................................................................19

         3.10     Compliance with Laws..........................................................................19

         3.11     Insurance.....................................................................................19

         3.12     Real Property Interests.......................................................................19

         3.13     Title to Properties...........................................................................19

         3.14     Financial Statements..........................................................................19

         3.15     Undisclosed Liabilities.......................................................................20

         3.16     Accounts Receivable...........................................................................20

         3.17     Capital.......................................................................................20

         3.18     Tangible Personal Property....................................................................21

         3.19     Loan Documents................................................................................21

         3.20     Environmental Matters.........................................................................21

         3.21     Personnel and Benefits; Labor.................................................................22

         3.22     Intangibles...................................................................................24

         3.23     Full Disclosure...............................................................................24


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   SECTION 4.     REPRESENTATIONS AND WARRANTIES OF BUYER.......................................................24

         4.1      Organization, Standing, and Authority.........................................................24

         4.2      Authorization and Binding Obligation..........................................................24

         4.3      Absence of Conflicting Agreements.............................................................25

         4.4      Buyer Qualifications..........................................................................25

         4.5      Full Disclosure...............................................................................25

   SECTION 5.     OPERATIONS PRIOR TO CLOSING...................................................................25

         5.1      Generally.....................................................................................25

         5.2      Compensation..................................................................................25

         5.3      Contracts.....................................................................................25

         5.4      Disposition of Assets.........................................................................26

         5.5      Encumbrances..................................................................................26

         5.6      Rights........................................................................................26

         5.7      Insurance.....................................................................................26

         5.8      Access to Information.........................................................................26

         5.9      Consents......................................................................................26

         5.10     Books and Records.............................................................................26

         5.11     Compliance with Laws..........................................................................26

         5.12     Mergers.......................................................................................26

         5.13     Indebtedness and Obligations..................................................................26

         5.14     Amendments....................................................................................27

         5.15     Securities....................................................................................27

         5.16     Maintenance of Assets.........................................................................27

         5.17     Preservation of Business......................................................................27

         5.18     Licenses......................................................................................27

         5.19     No Inconsistent Action........................................................................27

   SECTION 6.     SPECIAL COVENANTS AND AGREEMENTS..............................................................28

         6.1      FCC Consents..................................................................................28

         6.2      Risk of Loss..................................................................................28

         6.3      Confidentiality...............................................................................29


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         6.4      Cooperation...................................................................................29

         6.5      Restricted Payment............................................................................29

         6.6      HSR Act Filing................................................................................29

         6.7      Environmental Reports.........................................................................30

         6.8      Stock Purchase................................................................................30

         6.9      Fair Market Value Determination...............................................................30

         6.10     Boston Purchase...............................................................................31

         6.11     Cure..........................................................................................32

         6.12     Control of the Station........................................................................32

         6.13     Sales Tax Filings.............................................................................32

         6.14     Access to Books and Records...................................................................32

         6.15     Appraisal.....................................................................................33

   SECTION 7.     CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS AT CLOSING.....................................33

         7.1      Conditions to Obligations of Buyer............................................................33

         7.2      Conditions to Obligations of Sellers..........................................................34

   SECTION 8.     CLOSING AND CLOSING DELIVERIES................................................................34

         8.1      Closing.......................................................................................34

         8.2      Deliveries by Sellers.........................................................................35

         8.3      Deliveries by Buyer...........................................................................36

   SECTION 9.     TERMINATION...................................................................................36

         9.1      Termination by Sellers........................................................................36

         9.2      Termination by Buyer..........................................................................37

         9.3      Rights on Termination.........................................................................38

         9.4      Option........................................................................................38

         9.5      Limitation....................................................................................39

   SECTION 10.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; CERTAIN REMEDIES.................39

         10.1     Representations and Warranties................................................................39

         10.2     Indemnification by Sellers....................................................................40

         10.3     Indemnification by Buyer......................................................................40
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         10.4     Procedure for Indemnification.................................................................41

         10.5     Limitations on Indemnification................................................................42

         10.6     Specific Performance..........................................................................42

         10.7     Attorneys' Fees...............................................................................42

   SECTION 11.    MISCELLANEOUS.................................................................................42

         11.1     Fees and Expenses.............................................................................42

         11.2     Arbitration...................................................................................42

         11.3     Notices.......................................................................................43

         11.4     Benefit and Binding Effect....................................................................44

         11.5     Further Assurances............................................................................44

         11.6     Governing Law.................................................................................45
         11.7     Headings......................................................................................45

         11.8     Gender and Number.............................................................................45

         11.9     Entire Agreement..............................................................................45

         11.10    Waiver of Compliance; Consents................................................................45

         11.11    Press Release.................................................................................45

         11.12    Consent to Jurisdiction and Service of Process................................................45

         11.13    No Recourse...................................................................................46

         11.14    Revised Schedules.............................................................................46

         11.15    Counterparts..................................................................................46

         11.16    Time Brokerage Agreement Fee..................................................................47




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                         LIST OF SCHEDULES AND EXHIBITS

             Schedule 2.2              --        Excluded Assets

             Schedule 3.3              --        Sellers' Consents

             Schedule 3.4              --        Licenses

             Schedule 3.5              --        Contracts

             Schedule 3.8              --        Tax Matters

             Schedule 3.9              --        Litigation

             Schedule 3.11             --        Insurance

             Schedule 3.12             --        Real Property

             Schedule 3.13             --        Exception to Title

             Schedule 3.15             --        Liabilities

             Schedule 3.18             --        Tangible Personal Property

             Schedule 3.21             --        Personnel and Benefits; Labor

             Schedule 3.22             --        Intangibles

             Schedule 4.3              --        Buyer's Consents

             Schedule 8.2(h)           --        Opinion of Sellers' Counsel

             Schedule 8.3(d)           --        Opinion of Buyer's Counsel




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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is dated as of the 21st day of November, 1999, by and among D P MEDIA, INC., a Florida corporation (the "Company"); each subsidiary of the Company listed under the heading "Sellers" on the signature pages hereto (such subsidiaries, together with the Company, are individually, a "Seller" and collectively, the "Sellers"), and PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation ("Buyer").

                                 R E C I T A L S

         A. The Company owns all of the issued and outstanding capital stock of:

                  (i) D P Media of Raleigh Durham, Inc., a Florida corporation ("D P Raleigh Durham"), which, in turn, owns all of the issued and outstanding capital stock of D P Media License of Raleigh Durham, Inc., a Florida corporation ("Raleigh License"), which, together with D P Raleigh Durham owns and operates television station WRPX(TV), Rocky Mount, North Carolina ("WRPX(TV)"), pursuant to licenses issued to Raleigh License by the Federal Communications Commission ("FCC");

                  (ii) D P Media of Martinsburg, Inc., a Florida corporation ("D P Martinsburg"), which, in turn, owns all of the issued and outstanding capital stock of D P Media License of Martinsburg, Inc., a Florida corporation ("Martinsburg License"), which, together with D P Martinsburg, owns and operates television station WWPX(TV), Martinsburg, West Virginia ("WWPX(TV)"), pursuant to licenses issued to Martinsburg License by the FCC;

                  (iii) D P Media of St. Louis, Inc., a Florida corporation ("D P St. Louis"), which, in turn, owns all of the issued and outstanding capital stock of D P Media License of St. Louis, Inc., a Florida corporation ("St. Louis License"), which, together with D P St. Louis, owns and operates television station WPXS(TV), Mt. Vernon, Illinois, and low power television station K40FF, St. Louis, Missouri (collectively, "WPXS(TV)"), pursuant to licenses issued to St. Louis License by the FCC;

                  (iv) D P Media of Battle Creek, Inc., a Florida corporation ("D P Battle Creek"), which, in turn, owns all of the issued and outstanding capital stock of D P Media License of Battle Creek, Inc., a Florida corporation ("Battle Creek License"), which, together with D P Battle Creek, owns and operates television station WZPX(TV), Battle Creek, Michigan ("WZPX(TV)"), pursuant to licenses issued to Battle Creek License by the FCC;

                  (v) D P Media of Milwaukee, Inc., a Florida corporation ("D P Milwaukee"), which, in turn, owns all of the issued and outstanding capital stock of D P Media License of Milwaukee, Inc., a Florida corporation ("Milwaukee License"), which, together with D P Milwaukee, owns and operates television station WPXE(TV), Kenosha, Wisconsin ("WPXE(TV)"), pursuant to licenses issued to Milwaukee License by the FCC;

                  (vi) RDP Communications, Inc., a Florida corporation ("RDP"), which, in turn, owns all of the issued and outstanding capital stock of RDP Communications of Indianapolis, Inc., a Florida corporation ("RDP Indianapolis"), which, in turn, is the owner of all of the issued and outstanding capital stock of RDP Communications License of Indianapolis, Inc., a Florida corporation ("Indianapolis License"), which, together with RDP Indianapolis, owns and operates television station WIPX(TV), Bloomington, Indiana ("WIPX(TV)"), pursuant to licenses issued to Indianapolis License by the FCC;

                  (vii) CAP Communications, Inc., a Florida corporation ("CAP"), which, in turn, owns all of the issued and outstanding capital stock of CAP Communications of New London, Inc., a Florida corporation ("CAP New London"), which, in turn, owns all of the issued and outstanding capital stock of CAP Communications License of New London, Inc., a Florida corporation ("New London License"), which, together with CAP New London, owns and operates television station WHPX(TV), New London, Connecticut ("WHPX(TV)"), pursuant to licenses issued to New London License by the FCC;

                  (viii) CAP, which, in turn, also owns all of the issued and outstanding capital stock of CAP Communications of Boston, Inc., a Florida corporation ("CAP Boston"), which, in turn, owns all of the issued and outstanding capital stock of Channel 66 of Tampa, Inc., a Florida corporation ("Channel 66"), which, in turn, owns all of the issued and outstanding capital stock of Channel 46 of Boston, Inc., a Florida corporation ("Norwell License"), which, together with CAP Boston and Channel 66, own and operate television station WWDP(TV), Norwell, Massachusetts ("WWDP(TV)"), pursuant to licenses issued to Norwell License by the FCC; and

                  (ix) D P Media of Boston, Inc., a Florida corporation ("D P Boston"), which, in turn, owns all of the issued and outstanding capital stock of D P Media License of Boston, Inc., a Florida corporation ("Boston License"), which is the proposed assignee of the licenses issued by the FCC for television stations WBPX(TV), Boston, Massachusetts ("WBPX(TV)"), WDPX(TV), Vineyard Haven, Massachusetts ("WDPX(TV)"), WPXG(TV), Concord; New Hampshire ("WPXG(TV)"), and low power television station W33BZ, Dennis, Massachusetts ("W33BZ").

         B. Buyer shall loan to the Company One Hundred Five Million Nine Hundred Ninety-Seven Thousand Sixteen and 37/100 Dollars ($105,997,016.37) pursuant to the terms of a Credit Agreement dated as of the date hereof between Buyer and the Company (the "Credit Agreement"), and the Company shall deliver to Buyer its Promissory Note in the principal amount of such loan (the "Note").

         C. Buyer and National Broadcasting Company, Inc. ("NBC") are parties to an Investment Agreement dated as of September 15, 1999, which requires, among other things, that Buyer obtain NBC's consent to the transactions contemplated by this Agreement and various agreements contemplated hereby. Subject to the condition described in Section 6.9, NBC has provided such consent.




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         D.       Sellers desire to sell, and Buyer desires to buy,
substantially all of the assets used or useful in the business or operations of the Stations, for the price and on the terms and conditions set forth in this Agreement.

                               A G R E E M E N T S

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, Buyer and Sellers intending to be bound legally, agree as follows:

SECTION 1.        DEFINITIONS

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "AAA" means the American Arbitration Association.

         "Accounts Receivable" means the rights of Sellers as of the Closing Date to payment for (i) the sale of advertising and program time broadcast on the Stations prior to the Closing Date, and (ii) other goods and services provided by Sellers with respect to the Stations prior to the Closing Date.

         "Affiliate" means (a) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with another Person, or (b) an officer or director of an affiliate within the meaning of (a) above.

         "Appraisal Trigger Date" has the meaning set forth in Section 9.4(b).

         "Arbitration Panel" has the meaning set forth in Section 2.4.

         "Assets" means the assets of Sellers as specified in Section 2.2.

         "Asset Subsidiaries" means D P Raleigh Durham, D P Martinsburg, D P St. Louis, D P Battle Creek, D P Milwaukee, D P Boston, RDP Indianapolis, CAP New London, CAP Boston and Channel 66 collectively, and "Asset Subsidiary" means any one of the Asset Subsidiaries individually.

         "Assumed Contracts" means (i) those Contracts listed on SCHEDULE 3.5 that are specifically designated as Contracts that will be assumed by Buyer at Closing, (ii) Contracts entered into in the ordinary course of business with advertisers for the sale of advertising or program time on the Stations for cash at rates consistent with past practices and which may be cancelled by the Stations without penalty on not more than thirty (30) days' notice, (iii) other Contracts entered into by the Company or any Subsidiary between the date hereof and the Closing Date in the ordinary course of business consistent with past practices that do not involve obligations or liabilities in excess of Five Thousand Dollars ($5,000) for each such Contract or Fifty Thousand Dollars ($50,000) for all such Contracts in the aggregate, and (iv) Contracts entered into by Sellers between the date hereof and Closing that Buyer agrees to assume in writing (the Contracts described in clauses (ii), (iii) and (iv) are collectively, the "Permitted Contracts").



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         "Battle Creek License" has the meaning set forth in the Recitals.

         "Borrower's Security Agreement" means the Security and Pledge Agreement dated as of November 21, 1999, by and between the Company and Buyer.

         "Boston Affiliation Agreement" means the PAX TV Network Affiliation Agreement dated as of the date hereof, by and between Paxson Communications Corporation d/b/a PAX NET, Inc. and D P Boston and Boston License.

         "Boston Escrow Agreement" means the Escrow Agreement dated as of April 30, 1999, by and among D P Boston, Boston University Communications, Inc. and First Union National Bank.

         "Boston License" has the meaning set forth in the Recitals.

         "Boston Purchase Agreement" means the Asset Purchase Agreement dated as of April 30, 1999, by and between D P Boston and Boston University Communications, Inc.

         "Boston Purchase Documents" means collectively, the Boston Purchase Agreement, the Boston Escrow Agreement and the Boston Time Brokerage Agreement.

         "Boston Time Brokerage Agreement" means the Time Brokerage Agreement dated as of April 30, 1999, by and between D P Boston and Boston University Communications, Inc.

         "Boston University" has the meaning set forth in Section 6.10.

         "Buyer" has the meaning set forth in the Preamble.

         "Buyer Ancillary Agreements" means the Time Brokerage Agreements, Boston Affiliation Agreement, Loan Documents, and all other agreements and instruments to be executed and delivered by Buyer pursuant hereto.

         "Cancelled Debt" has the meaning set forth in Section 2.3.

         "CAP" has the meaning set forth in the Recitals.

         "CAP Boston" has the meaning set forth in the Recitals.

         "CAP New London" has the meaning set forth in the Recitals.

         "Cash Balance" has the meaning set forth in Section 2.4.

         "Channel 66" has the meaning set forth in the Recitals.

         "Claimant" has the meaning set forth in Section 10.4.

         "Closing" means the consummation of the purchase and sale of the Assets pursuant to this Agreement in accordance with the provisions of Section 8.



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         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.

         "Company" has the meaning set forth in the Preamble.

         "Company Material Adverse Effect," when used in Section 3 hereof, means one or more events or circumstances that have resulted or could reasonably be expected to result in loss, liability or damages with respect to the Assets or the business, operations or financial condition of one or more Stations in an amount in excess of Twenty-Five Thousand Dollars ($25,000) and, when used in clause (iii) of Section 7.1(a), Section 7.1(e) and Section 9.2(g) hereof, means one or more events or circumstances that have resulted or could reasonably be expected to result in loss, liability or damages with respect to the Assets or the business, operations or financial condition of one or more Stations in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000), provided that any loss, liability or damages to the Assets or to one or more of the Stations directly or indirectly attributable to Buyer or an Affiliate of Buyer under one or more of the Time Brokerage Agreements, the Programming Agreement or under the Boston Affiliation Agreement, as defined below, shall not constitute a Company Material Adverse Effect.

         "Company Member" has the meaning set forth in Section 2.4(a).

         "Consents" means all consents, permits, approvals or notices to or filings with governmental authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means, other than the Company's Lease Agreement for its corporate headquarters located in Palm Beach, Florida, all contracts, leases, non-governmental licenses, and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which the Company or any Subsidiary is a party or which are binding upon the Company or any Subsidiary and which relate to or affect the Assets or the business or operations of the Stations, and (i) which are in effect on the date of this Agreement or (ii) which are entered into by the Company or any Subsidiary between the date of this Agreement and the Closing Date in accordance with Section 5.3 hereof.

         "Deficit Capital Amount" has the meaning set forth in Section 3.17.

         "DOJ" means the United States Department of Justice.

         "D P Battle Creek" has the meaning set forth in the Recitals.

         "D P Boston" has the meaning set forth in the Recitals.

         "D P Martinsburg" has the meaning set forth in the Recitals.

         "D P Milwaukee" has the meaning set forth in the Recitals.

         "D P Raleigh Durham" has the meaning set forth in the Recitals.



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         "D P St. Louis" has the meaning set forth in the Recitals.

         "DPC Trust" means The Devon Paxson Irrevocable Children's Trust, Roslyck Paxson as sole Trustee.

         "Existing Phase I Reports" has the meaning set forth in Section 6.7.

         "Fair Market Value" has the meaning set forth in Section 6.9.

         "FCC" has the meaning set forth in the Recitals.

         "FCC Consents" means actions by the FCC granting its consents to the assignment of the FCC Licenses from the applicable License Subsidiary to Buyer.

         "FCC Licenses" means all Licenses issued by the FCC to the Company or any Subsidiary in connection with the business or operations of the Stations.

         "Final Order" and "Final Orders" mean an action or actions by the FCC that have not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action or actions on its own motion have expired.

         "Financial Statements" has the meaning set forth in Section 3.14.

         "FTC" means the United States Federal Trade Commission.

         "GAAP" means generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnifying Party" has the meaning set forth in Section 10.4.

         "Indemnity Period" has the meaning set forth in Section 10.1.

         "Independent Member" has the meaning set forth in Section 2.4(a).

         "Indianapolis License" has the meaning set forth in the Recitals.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests applied for, issued to, or owned by the Company or any Subsidiary or under which the Company or any Subsidiary is licensed or franchised and that are used or useful in the business and operations of any Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "IRS" means the United States Internal Revenue Service.



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         "JLP Trust" means The Private Capital Group of STI Capital Management,
N.A. as Trustee of The Julie Louise Paxson Support Trust dated November 1, 1994.

         "Licenses" means all licenses, permits, and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authority in connection with the conduct of the business or operations of the Stations, together with any additions thereto between the date of this Agreement and the Closing Date.

         "License Subsidiaries" means Raleigh License, Martinsburg License, St. Louis License, Battle Creek License, Milwaukee License, Indianapolis License, New London License, Boston License and Norwell License collectively, and "License Subsidiary" means any one of the License Subsidiaries individually.

         "Limited Recourse Agreement" means the Limited Recourse Guaranty and Pledge Agreement dated as of November 21, 1999, made by the shareholders of the Company to and with Buyer.

         "Loan Documents" means collectively, the Credit Agreement, Note, Borrower's Security Agreement, Limited Recourse Agreement, Subordination Agreement and Subsidiary Guaranty.

         "Martinsburg License" has the meaning set forth in the Recitals.

         "Milwaukee License" has the meaning set forth in the Recitals.

         "NBC" means the National Broadcasting Company, Inc.

         "NBC Advisors" has the meaning set forth in Section 6.9.

         "NBC Member" has the meaning set forth in Section 2.4(a).

         "NBC Valuation Report" has the meaning set forth in Section 6.9.

         "NBC Valuation Report Deadline" has the meaning set forth in Section
6.9.

         "New Liabilities" has the meaning set forth in Section 11.14.

         "New London License" has the meaning set forth in the Recitals.

         "Norwell License" has the meaning set forth in the Recitals.

         "Note" has the meaning set forth in the Recitals.

         "Option" has the meaning set forth in Section 9.4(a).

          "Option Purchase Agreement" has the meaning set forth in
Section 9.4(a).

         "Panel Valuation Report" has the meaning set forth in Section 2.4.





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         "Party" and "Parties" have the meanings set forth in Section 2.4.

         "Permitted Contracts" has the meaning set forth in the definition of "Assumed Contracts."

         "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, or other entity or organization.

         "Petition" has the meaning set forth in Section 8.1.

         "Phase II Report" has the meaning set forth in Section 6.7.

         "Prepayment" has the meaning set forth in Section 2.4(d).

         "Programming Agreement" means the Programming Agreement dated as of June 7, 1999, between Buyer D/B/A PAXNET, Inc. and Norwell License.

         "Purchase Price" means the purchase price specified in Section 2.3.

         "Raleigh License" has the meaning set forth in the Recitals.

         "Real Property Interests" means, other than the Company's interests in its corporate headquarters located in Palm Beach, Florida, all interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, owned or held by any Subsidiary that are used or useful in the business or operations of any Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Reduction Notice" has the meaning set forth in Section 11.14.

         "RDP" has the meaning set forth in the Recitals.

         "RDP Indianapolis" has the meaning set forth in the Recitals.

         "RPC Trust" means The Roslyck Paxson Irrevocable Children's Trust, Devon Paxson as sole Trustee.

         "Second Option Period" has the meaning set forth in Section 9.4(b).

         "Seller" and "Sellers" have the meanings set forth in the Preamble.

         "Seller Ancillary Agreements" means the Time Brokerage Agreements, Boston Affiliation Agreement, Loan Documents, and all other agreements and instruments to be executed and delivered by Sellers thereto or hereto.

         "Sellers Statement" has the meaning set forth in Section 2.4(f).

         "Signing Date" has the meaning set forth in Section 11.14.



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         "St. Louis License" has the meaning set forth in the Recitals.

         "Stations" means collectively, WRPX(TV), WWPX(TV), WPXS(TV), WZPX(TV), WPXE(TV), WIPX(TV), WHPX(TV), and WWDP(TV) collectively, and "Station" means any one of the Stations individually.

         "Subordination Agreement" means the Subordination Agreement dated as of November 21, 1999, by and among Sellers, Buyer and the shareholders of the Company.

         "Subsidiaries" means collectively, RDP, CAP, the Asset Subsidiaries and License Subsidiaries and "Subsidiary" means RDP, CAP, any Asset Subsidiary or License Subsidiary, individually.

         "Subsidiary Guaranty" means the Subsidiary Guaranty, Security and Pledge Agreement dated as of November 21, 1999, made by Sellers to and with Buyer.

         "Tangible Personal Property" means, other than the tangible personal property located at the Company's corporate headquarters in Palm Beach, Florida, all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, and other tangible personal property owned or held by the Company and any Subsidiary that is used or useful in the conduct of the business or operations of any Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding and other taxes and assessments, together with any interest, additions or penalties with respect thereto and any interest with respect to such additions or penalties.

         "Tax Returns" means all federal, state, local and foreign income and franchise Tax returns and Tax reports (including any attached schedules) and other Tax statements and other similar filings required to be filed, including, any information return, claim for refund, amended return or declaration of estimated Tax.

         "Termination Notice" has the meaning set forth in Section 11.14.

         "Time Brokerage Agreements" means collectively, the Time Brokerage Agreement dated as of November 21, 1999, between Raleigh License and a subsidiary of Buyer; the Time Brokerage Agreement dated as of November 21, 1999, between Martinsburg License and a subsidiary of Buyer; the Time Brokerage Agreement dated as of November 21, 1999, between St. Louis License and a subsidiary of Buyer; the Time Brokerage Agreement dated as of November 19, 1999, between Battle Creek License and a subsidiary of Buyer; the Time Brokerage Agreement dated as of November 21, 1999, between Milwaukee License and a subsidiary of Buyer; the Time Brokerage Agreement dated as of November 21, 1999, between Indianapolis License and a subsidiary of Buyer; the Time Brokerage Agreement dated as of November 21, 1999, between New London License and a subsidiary of Buyer; and the Time Brokerage Agreement dated as of November 21, 1999, between Norwell License and a subsidiary of Buyer.

         "Time Brokerage Agreements Fee" has the meaning set forth in Section 11.16.

         "TLP Trust" means The Private Capital Group of STI Capital Management, N.A. as Trustee of The Todd Lowell Paxson Support Trust dated November 1, 1994.

         "To the best knowledge of the Company" means to the actual knowledge of Devon Paxson, Roslyck Paxson or Robert Heon following reasonable inquiry.

         "Trust Agreements" means collectively, the Trust Agreement for the TLP Trust; the Trust Agreement for the JLP Trust; the Trust Agreement for the DPC Trust; the Trust Agreement for the RPC Trust.

         "Trusts" means collectively, the DPC Trust, the JLP Trust, the RPC Trust and the TLP Trust.

         "Updated Reports" has the meaning set forth in Section 6.7.

         "Verified Capital Amount" has the meaning set forth in Section 3.17.

         "W33BZ" has the meaning set forth in the Recitals.

         "WBPX(TV)" has the meaning set forth in the Recitals.

         "WDPX(TV)" has the meaning set forth in the Recitals.

         "WEBZ(FM) Distribution" has the meaning set forth in Section 2.2(a).

         "WHPX(TV)" has the meaning set forth in the Recitals.

         "WIPX(TV)" has the meaning set forth in the Recitals.

         "WPXE(TV)" has the meaning set forth in the Recitals.

         "WPXG(TV)" has the meaning set forth in the Recitals.

         "WPXS(TV)" has the meaning set forth in the Recitals.

         "WRPX(TV)" has the meaning set forth in the Recitals.

         "WWDP(TV)" has the meaning set forth in the Recitals.

         "WWPX(TV)" has the meaning set forth in the Recitals.

         "WZPX(TV)" has the meaning set forth in the Recitals.

SECTION 2.        PURCHASE AND SALE OF ASSETS

         2.1 AGREEMENT TO SELL AND BUY. Subject to the terms and conditions set forth in this Agreement, each Seller hereby agrees to sell, transfer, and deliver to Buyer on the Closing Date, and Buyer agrees to purchase on the Closing Date, all of the tangible and intangible assets used or useful in connection with the conduct of the business or operations of each Station, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding the assets described in Section 2.2, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever, other than liens granted to Buyer pursuant to the Loan Documents, including the following:

                  (a)   the Tangible Personal Property;

                  (b)   the Real Property Interests;

                  (c)   the Licenses;

                  (d)   the Assumed Contracts;

                  (e)   the Intangibles;

                  (f) all of the Company's and each Subsidiary's proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC relating to the business and operation of any Station;

                  (g) all choses in action of the Company and each Subsidiary relating to any Station;

                  (h) all books and records of each Station, including executed copies of the Contracts and all records required by the FCC to be kept by each Station;

                  (i) all Accounts Receivable arising on or prior to the Closing Date; and

                  (j) the Company's and each Subsidiary's cash, cash equivalents, and marketable securities on hand as of the Closing, and all other cash in any of the Company's and each Subsidiary's bank accounts any and all insurance policies, bonds, letters of credit, or other similar items, any cash surrender value in regard thereto, and any and all claims receivable under any and all insurance policies.

         2.2 EXCLUDED ASSETS. The Assets shall exclude the following assets:

                  (a) any amount paid to D P Media of Panama City, Inc. and D P Media License of Panama City, Inc. upon the assignment of the licenses for radio station WEBZ(FM), Panama City, Florida, to Jacor Licensee of Louisville II, Inc. (the "WEBZ(FM) Distribution");

                  (b)   all or any portion of the Time Brokerage Agreements Fee;

                  (c) all books and records that any Seller is required by law to retain and that pertain to such Seller's corporate organization;

                  (d) any pension, profit-sharing or employee benefit plans, and any collective bargaining agreements; and

                  (e)   all property listed on SCHEDULE 2.2 hereto.

         2.3 ASSUMPTION OF LIABILITIES AND OBLIGATIONS. As of the Closing Date, Buyer shall assume and undertake to pay, discharge, and perform all obligations and liabilities of Sellers under the Licenses and the Assumed Contracts insofar as they relate to the time on and after the Closing Date, and arise out of events related to Buyer's ownership of the Assets or its operation of a Station on or after the Closing Date. Buyer shall not assume any other obligations or liabilities of Seller, including (i) any obligations or liabilities under any Contract not included in the Assumed Contracts, (ii) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Closing Date, unless such obligation relates to Buyer's programming of the Stations under the Time Brokerage Agreements, the Programming Agreement or the Boston Affiliation Agreement, (iii) any claims or pending litigation or proceedings relating to the operation of a Station prior to the Closing, unless such obligation relates to Buyer's programming of the Stations under the Time Brokerage Agreements, the Programming Agreement or the Boston Affiliation Agreement, (iv) any obligations or liabilities arising under capitalized leases or other financing agreements, (v) any obligations or liabilities arising under agreements entered into other than in the ordinary course of business, (vi) any obligations or liabilities of any Seller under any employee pension, retirement, health and welfare or other benefit plans or collective bargaining agreements,
(vii) any obligation to any employee of any Station for severance benefits, vacation time, or sick leave accrued prior to the Closing Date, or (viii) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of any Seller prior to the Closing, and all such obligations and liabilities shall remain and be the obligations and liabilities solely of Sellers.

         2.4      PURCHASE PRICE.

                  (a) AMOUNT. The purchase price for the Assets (the "Purchase Price") shall be determined in accordance with the provisions of this
Section 2.4(a).

                        (i) NEGOTIATED PRICE. As soon as practicable following the date hereof, NBC shall notify the Company in writing of a proposed purchase price for the Stations, and thereafter the Company and NBC shall negotiate in good faith and use commercially reasonable efforts to agree upon, no later than December 30, 1999, the purchase price for the Assets. Buyer and the Company agree that, commencing on the date hereof, NBC and NBC's Advisors shall have the access rights set forth in Section 6.9 for the purpose of negotiating the purchase price as contemplated by this Section 2.4(a)(i). If NBC and the Company agree upon the purchase price on or before December 30, 1999, such purchase price shall be set forth in an amendment to this Agreement signed by Buyer, Sellers and NBC. Buyer, Sellers and NBC agree that such agreed upon purchase price shall be the Purchase Price for all purposes under this Agreement and the remaining provisions of this Section 2.4(a) shall have no force or effect.

                        (ii) ARBITRATION PANEL. If, on or before December 30, 1999, NBC and the Company have not agreed on the purchase price and this Agreement has not been amended in accordance with the procedure set forth in
Section 2.4(a)(i), NBC, Buyer and the Company (individually, a "Party" and collectively, the "Parties") agree that the Purchase Price shall be determined by a panel of three (3) individuals (the "Arbitration Panel"). NBC shall select one member of the Arbitration Panel (the "NBC Member"), the Company shall select one member of the Arbitration Panel (the "Company Member"), and the third member of the Arbitration Panel (the "Independent Member") shall be selected by the NBC Member and the Company Member. Both the NBC Member and the Company Member shall be selected by January 14, 2000, and each Party shall provide to the other prompt written notice of the identity of its designee. If the NBC Member and the Company Member have not selected the Independent Member on or before January 28, 2000, the Independent Member shall be selected no later than February 11, 2000, in accordance with the procedures for the selection of independent arbitrators set forth in the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Any request to the AAA for the selection of the Independent Member may be submitted by either the NBC Member or the Company Member after January 28, 2000, and shall be submitted to the AAA in Washington, D.C. Each member of the Arbitration Panel, whether selected by the Parties, jointly by the NBC Member and the Company Member or designated by the AAA, shall have experience in the valuation of broadcast properties, but, other than the Independent Member, need not be a professional arbitrator, and shall not be, or have been during the past twelve (12) months, an employee, officer, director of, or a consultant or provider of other services to, any Party or any Affiliate of any Party.

                        (iii) VALUATION MATERIALS. On or before February 18, 2000, each Party shall submit to the Arbitration Panel such Party's proposed fair market value of the Assets and any written materials that such Party deems appropriate to support such value. Each Party shall simultaneously furnish to the other Parties a copy of all such written materials submitted to the Arbitration Panel. At any time on or before March 10, 2000, the Arbitration Panel may request additional written information from any Party with respect to such Party's valuation proposal, which information must be submitted to the Arbitration Panel within five (5) business days after the request. Each Party shall simultaneously furnish to the other Parties a copy of any such additional written information.

                        (iv) PURCHASE PRICE DETERMINATION. The Purchase Price shall be the value of the Stations as of the date hereof as determined by the Arbitration Panel, taking into account the written submissions supplied by the Parties pursuant to Section 2.4(a)(iii). The value of the Stations shall be determined on a going-concern basis taking into account all relevant factors, including among other things, the value of the Stations' Assets (but not the assets listed in Section 2.2 hereof), the Stations' obligations and liabilities, including the Stations' obligations and liabilities under their existing affiliation and services agreements, the Verified Capital Amount, the return the Company could have reasonably expected, the circumstances under which Buyer and Sellers entered into this Agreement, and exclusive of any brokers' fees or commissions. Such value shall be determined in accordance with standard appraisal techniques in use at the time of the determination, taking into account applicable market and economic factors in effect as of the date hereof and such other factors that might reasonably affect the sales price of the Stations. The value shall not be reduced by any portion of the indebtedness represented by the Note. The Arbitration Panel shall notify each Party in writing of the value of the Stations determined in accordance with the requirements of this Section 2.4(a) as soon as practicable, but in no event later than April 7, 2000, and shall specify in reasonable detail the basis for such determination (the "Panel Valuation Report"). The Arbitration Panel's determination of the Purchase Price shall be final and binding upon the Parties for all purposes under this Agreement. The cost and expenses of the Arbitration Panel shall be paid one-half by Buyer and one-half by Sellers.

         (b)      PURCHASE PRICE COLLARS. Notwithstanding the requirements of
Section 2.4(a), but subject to the requirements of Section 3.17, (i) if the Purchase Price determined by the Arbitration Panel is less than the sum of the principal amount of the Note and Seven Million Five Hundred Thousand Dollars ($7,500,000), the Purchase Price shall be the sum of such amounts, and (ii) if the Purchase Price determined by the Arbitration Panel is more than the sum of the principal amount of the Note and Twenty-Five Million Dollars ($25,000,000), the Purchase Price shall be the sum of such amounts.

         (c) PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Buyer to Sellers at Closing as follows:

                  (i) Upon the Closing, the entire outstanding indebtedness of the Company to Buyer, including amounts for principal interest and other obligations under the Note, shall be forgiven by Buyer and the entire amount of such indebtedness (the "Cancelled Debt") shall be applied as a credit against the payment of the Purchase Price.

                  (ii) Upon the Closing, Buyer shall pay to Sellers by wire transfer of immediately available funds pursuant to wire instructions provided by Sellers to Buyer at least two (2) business days prior to Closing an amount in cash equal to the Purchase Price less the amount of the Cancelled Debt (the "Cash Balance") adjusted as provided in Sections 2.4(d) and (e) below.

         (d) PREPAYMENTS UNDER PROGRAMMING AGREEMENTS. For each Contract regarding the sale of program time on any Station in effect at Closing that cannot be cancelled by the applicable Station upon thirty (30) days notice or less and for which any Seller has received payment thereunder for any portion of the period following the Closing Date (the amount of such payment is the "Prepayment"), an amount equal to the Prepayment shall be applied as a partial credit against the Cash Balance payable to Sellers at Closing.

         (e) PRORATIONS. The Purchase Price shall be increased or decreased as required to effectuate the proration of expenses with respect to the business or operations of the Stations, other than those expenses for which Buyer is obligated to reimburse Sellers under the Time Brokerage Agreements. All expenses arising from the operation of a Station, including business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), FCC annual regulatory fees and similar prepaid and deferred items, shall be prorated between Buyer and Sellers in accordance with the principle that Sellers shall be responsible for all expenses, costs, and liabilities allocable to the period prior to the Closing Date (subject to reimbursement by Buyer to the extent provided in the Time Brokerage Agreements), and Buyer shall be responsible for all expenses, costs, and obligations allocable to the period on and after the Closing Date. Notwithstanding the preceding sentence, there shall be no adjustment for, and Sellers shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts, subject to Section 2.3, and any other obligation or liability not being assumed by Buyer in accordance with Section 2.3.

         (f) DETERMINATION OF ADJUSTMENTS. The Cash Balance, taking into account the adjustments contemplated by Section 2.4(d) and (e), will be determined in accordance with the following procedures:

                  (i) Sellers shall prepare and deliver to Buyer not later than three (3) business days before the Closing Date a preliminary settlement statement which shall set forth Sellers' good faith estimate of the adjustment to the Cash Balance under Section 2.4(d) and (e). The preliminary settlement statement shall contain all information reasonably necessary to determine the adjustment to the Cash Balance under Section 2.4(d) and (e), to the extent such adjustment can be determined or estimated as of the date of the preliminary settlement statement, and such other information as may be reasonably requested by Buyer. Buyer and Sellers shall use their good faith efforts to agree upon the adjustments under Section 2.4(d) and (e) prior to the Closing. The Cash Balance payable at Closing shall be increased or decreased, as applicable, based on the adjustments set forth in the preliminary settlement statement, except that any adjustments set forth in the preliminary settlement statement to which Buyer objects in good faith shall be deemed omitted from such preliminary settlement statement and shall instead be determined as part of the post-closing adjustments under this Section 2.4(f).

                  (ii) No later than forty-five (45) days after the Closing Date, Buyer shall deliver to Sellers a statement setting forth Buyer's determination of the adjustments to the Cash Balance pursuant to this Section 2.4(f). If Sellers dispute Buyer's determination of such adjustments, Sellers shall deliver to Buyer within forty-five (45) days after their receipt of Buyer's statement a statement setting forth their determination of the amount of the adjustments (the "Sellers Statement"). If Sellers notify Buyer of their acceptance of Buyer's statement, or if Sellers fail to deliver the Sellers Statement within the 45-day period specified in the preceding sentence, Buyer's determination of the adjustments shall be conclusive and binding on the parties as of the last day of the 45-day period.

                  (iii) Buyer and Sellers shall use good faith efforts to resolve any dispute involving the determination of the adjustments required by this Section 2.4(f). If the parties are unable to resolve the dispute within fifteen (15) days following the delivery of the Sellers Statement, Buyer and Sellers shall jointly designate an independent certified public accountant, who shall be knowledgeable and experienced in accounting for television broadcasting stations, within forty-five (45) days following delivery of Sellers Statement, to resolve the dispute. If Sellers and Buyer fail to agree to the appointment of such certified public accountant within said forty-five (45) day period, either party may submit to the American Arbitration Association for the appointment of such accountant under the commercial arbitration rules of the American Arbitration Association. The accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of such accountant shall be split equally between the parties.

                  (iv) If the Cash Balance as finally determined pursuant to this Section 2.4(f) exceeds the Cash Balance paid by Buyer on the Closing Date (the "Estimated Cash Balance"), Buyer shall pay to Sellers, in immediately available funds within five days after the date on which the Cash Balance is finally determined pursuant to this Section 2.4(f), the difference between the Cash Balance as finally determined and the Estimated Cash Balance. If the Cash

Balance as finally determined pursuant to this Section 2.4(f) is less than the Estimated Cash Balance, Sellers shall pay to Buyer, in immediately available funds within five (5) days after the date on which the Cash Balance is finally determined pursuant to this Section 2.4(f), the difference between the Cash Balance as finally determined and the Estimated Cash Balance.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers, jointly and severally, hereby represent and warrant to Buyer as follows:

         3.1 ORGANIZATION, STANDING, AND AUTHORITY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the State of Florida and each Asset Subsidiary is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its respective Assets or the conduct of its respective business or operations requires such qualification. Each Seller has all requisite power and authority (i) to own, lease, and use its respective Assets as now owned, leased, and used, and (ii) to execute and deliver this Agreement and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by it hereunder.

         3.2 AUTHORIZATION AND BINDING OBLIGATION. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by each Seller, as applicable, have been duly authorized and approved by all necessary action of such Seller and do not require any further authorization or consent. This Agreement and each Seller Ancillary Document are legal, valid and binding agreements of each Seller, as applicable, enforceable in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.3 ABSENCE OF CONFLICTING AGREEMENTS. Subject to obtaining the Consents listed on SCHEDULE 3.3 and the FCC Consents, subject to providing the Trusts with sufficient notice of the Closing under Florida law, and subject to the termination or expiration of the waiting period under the HSR Act applicable to the transactions contemplated hereby, the execution, delivery, and performance of this Agreement and the Seller Ancillary Agreements (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with any provision of the Trust Agreements or the Articles of Incorporation or Bylaws of the Company or any Subsidiary; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to the Company or any Subsidiary; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound, except for such conflicts, terminations, breaches, defaults or accelerations that have not had and could not reasonably be expected to have a Company Material Adverse Effect; and (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the Assets.

         3.4 LICENSES. SCHEDULE 3.4 is a true and complete list of each FCC License and each other License that is material to the business or operations of each Station. Sellers shall deliver to Buyer true and complete copies of the Licenses (including any amendments and other modifications thereto), except Licenses of auxiliary stations, listed on SCHEDULE 3.4. The Licenses listed on
SCHEDULE 3.4 have been validly issued to the respective License Subsidiary identified on SCHEDULE 3.4, and each such License Subsidiary is the authorized legal holder thereof. The Licenses listed on SCHEDULE 3.4 comprise all of the Licenses required from any governmental or regulatory authority for the lawful conduct of the business and operations of each Station in the manner and to the full extent they are now conducted, except for such Licenses the failure of which to obtain have not had and could not reasonably be expected to have a Company Material Adverse Effect. None of the Licenses listed on SCHEDULE 3.4 is subject to any restriction or condition that would limit the operation of any Station as now operated, other than such restrictions or conditions that appear on the face of such Licenses or are generally applicable to television broadcasting stations under the rules and regulations of the FCC. The Licenses listed on SCHEDULE 3.4 are in full force and effect, and the conduct of the business and operations of each Station is in accordance therewith, except for such noncompliance that have not had and could not reasonably be expected to have a Company Material Adverse Effect. Sellers have no reason to believe that any of the FCC Licenses would not be renewed by the FCC in the ordinary course. No action is pending or, to the best knowledge of the Company, threatened by or before the FCC to revoke, terminate or modify in any materially adverse respect any of the FCC Licenses, and there is no order to show cause, notice of violation, notice of apparent liability or notice of forfeiture outstanding or, to the best knowledge of the Company, threatened with respect to any Station. Except as set forth on SCHEDULE 3.4, Sellers require no waiver of any FCC rule or policy to obtain the FCC Consents.

         3.5 CONTRACTS. SCHEDULE 3.5 is a true and complete list of all Contracts, other than Contracts entered into by any Seller in the ordinary course of business, prior to the date hereof (i) for the sale of advertising time on the Stations for cash at rates consistent with past practices that can be terminated by a Station without premium or penalty on no more than thirty
(30) days notice (it being understood that SCHEDULE 3.5 shall include a list of all long-form advertising and other program time sales Contracts in effect on the date hereof) and (ii) other than the Contracts described in clause (i), Contracts that do not involve obligations or liabilities in excess of Five Thousand Dollars ($5,000) for each such Contract and Fifty Thousand Dollars ($50,000) for all such Contracts in the aggregate. The Company shall deliver to Buyer true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts (including any amendments and other modifications to such Contracts) listed on SCHEDULE 3.5. Other than the Contracts listed on SCHEDULE 3.5 or any other Schedule to this Agreement and the Contracts that are not required to be listed on SCHEDULE 3.5, and except as noted on SCHEDULE 3.5, neither the Company nor any Subsidiary requires any contract, lease, or other agreement to enable it to carry on its business as now conducted. All of the Contracts are in full force and effect. There is not under any Contract any default by the Company or any Subsidiary or, to the best knowledge of the Company, any other party thereto or any event that, after notice or lapse of time, or both, could constitute a default, except for such defaults that have not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company is not aware of any intention by any party to any Contract (i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the Contract upon expiration of its term, or
(iii) to renew the Contract upon expiration only on terms and conditions which are more onerous than those now existing.

         3.6 CONSENTS. Except for Consents described in SCHEDULE 3.3, the FCC Consents and the expiration or termination of any waiting period required under the HSR Act, no consent, approval, permit, or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) to consummate this Agreement and the transactions contemplated hereby, (ii) to permit Sellers to assign or transfer the Assets to Buyer, or (iii) to enable Buyer to conduct the business and operations of each Station in essentially the same manner as such business and operations are now conducted.

         3.7 REPORTS. All material returns, reports, and statements required to be filed by the Company or any Subsidiary with the FCC have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction over the Company, each Subsidiary and each Station have been complied with by the Company or such Subsidiary, except for such noncompliance that have not had and could not reasonably be expected to have a Company Material Adverse Effect. All of such returns, reports, and statements are substantially complete and correct as filed. All annual regulatory fees payable with respect to the FCC Licenses have been timely paid to the FCC.

         3.8      TAXES.

                  (a) The Company has filed or has caused to be filed in a timely manner all required Tax Returns with the appropriate governmental authorities in all jurisdictions in which such Tax Returns are required to be filed by the Company and its Subsidiaries (except Tax Returns listed on SCHEDULE
3.8 for which the filing date has been extended and such extension period has not expired), and all Taxes shown on such Tax Returns have been properly accrued or paid to the extent such Taxes have become due and payable. The Company shall deliver to Buyer true, correct and complete copies of the Tax Returns (in the form filed) listed in SCHEDULE 3.8. The Financial Statements reflect an adequate reserve in accordance with GAAP (without regard to any amounts reserved for deferred taxes) for all unpaid Taxes payable by the Company and its Subsidiaries for all Tax periods and portions thereof through the date of such Financial Statements.

                  (b) Except as disclosed in SCHEDULE 3.8, the Company and its Subsidiaries have not executed any waiver or extension of any statute of limitations on the assessment or collection of any Tax or with respect to any liability arising therefrom. Except as disclosed in SCHEDULE 3.8, none of the federal, state or local income Tax Returns filed by the Company and its Subsidiaries has been audited by any taxing authority. Except as disclosed in
SCHEDULE 3.8, (i) neither the IRS nor any other taxing authority is asserting, or threatening to assert any deficiency or claim for additional Taxes against, or any adjustment of Taxes relating to, the Company and its Subsidiaries and no basis exists for any such deficiency, claim or adjustment, and (ii) there are no proposed reassessments of any property owned by the Company and its Subsidiaries or other proposals that could affect the Taxes of the Company and its Subsidiaries. There are no material Tax liens on any assets of the Company and its Subsidiaries, other than liens for current Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings.

         3.9 CLAIMS AND LEGAL ACTIONS. Except as listed on SCHEDULE 3.9 and proceedings generally affecting the broadcast industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment, in progress or pending or, to the best knowledge of the Company, threatened against or relating to the Company or any Subsidiary with respect to the Assets nor do Sellers know or have reason to be aware of any basis for the same.

         3.10 COMPLIANCE WITH LAWS. The Company and each Subsidiary have complied with the Licenses and all federal, state, and local laws, rules, regulations, and ordinances applicable or relating to the ownership and operation of the Assets and each Station, except for such noncompliance that have not had and could not reasonably be expected to have a Company Material Adverse Effect. To the best knowledge of the Company, neither the ownership or use of the Assets nor the conduct of the business or operations of any Station as currently conducted conflicts with the rights of any other person or entity.

         3.11 INSURANCE. SCHEDULE 3.11 is a true and complete list in all material respects of all insurance policies of the Company and each Subsidiary that insure any part of the Assets or the business of a Station. All policies of insurance listed in SCHEDULE 3.11 are in full force and effect.

         3.12 REAL PROPERTY INTERESTS. SCHEDULE 3.12 contains a complete and accurate description, in all material respects, of the Real Property Interests. The Real Property Interests listed on SCHEDULE 3.12 comprise all material real property interests necessary to conduct the business and operations of each Station as now conducted. Each Subsidiary, as applicable, has good and marketable fee simple title, insurable at standard rates, to all fee estates (including the improvements thereon) included in the Real Property Interests, free and clear of all liens, mortgages, pledges, covenants, easements and other claims and encumbrances, except for liens for real estate taxes not yet due and payable and liens granted to Buyer pursuant to the Loan Documents. With respect to each leasehold interest included in the Real Property Interests, so long as the applicable Subsidiary fulfills its obligations under the lease therefor, such Subsidiary has enforceable rights to nondisturbance and quiet enjoyment. All towers, guy anchors, and buildings and other improvements included in the Assets are located entirely on the Real Property Interests. Sellers shall deliver to Buyer true and complete copies of all deeds pertaining to the Real Property Interests. To the best knowledge of Sellers, all Real Property Interests (including the improvements thereon) are in good condition and repair (ordinary wear and tear excepted) consistent with its present use.

         3.13 TITLE TO PROPERTIES. Except as disclosed in SCHEDULE 3.13, the Company or the Subsidiaries, as applicable, have good and marketable title to all of the Assets, and the Assets are subject to no mortgages, pledges, liens, security interests, encumbrances, or other charges or rights of others of any kind or nature except for liens for current taxes not yet due and payable and liens granted to Buyer pursuant to the Loan Documents.

         3.14 FINANCIAL STATEMENTS. The Company shall furnish Buyer with true and complete copies of audited financial statements of the Company and each Subsidiary containing audited financial statements for the fiscal year ended December 31, 1998, and an unaudited balance sheet for the nine months ended September 30, 1999 (collectively, the "Financial Statements"). The audited Financial Statements have been prepared from the books and records of the Company and each Subsidiary, have been prepared in accordance with GAAP and maintained throughout the periods indicated, accurately reflect in all material respects the books, records, and accounts of the Company and each Subsidiary (which books, records, and accounts are complete and correct in all material respects ), and present fairly in all material respects the financial condition of the Company and each Subsidiary as of their respective dates and the results of operations for the periods then ended. The unaudited Financial Statements have been prepared from the books and records of the Company and each Subsidiary, have been prepared in a manner consistent with the audited Financial Statements, accurately reflect in all material respects the books, records, and accounts of the Company and each Subsidiary, and present fairly in all material respects the financial condition of the Company and each Subsidiary as of their respective dates and the results of operations for the periods then ended.

         3.15 UNDISCLOSED LIABILITIES. Except as disclosed on SCHEDULE 3.15, neither the Company nor any Subsidiary has any material debt, liability or obligation, whether accrued, absolute, contingent or otherwise, including any liability or obligation on account of taxes or any governmental charges, penalty, interest or fines, except: (i) those liabilities reflected in the Financial Statements; or (ii) liabilities incurred in the ordinary course of business (other than contingent liabilities) since August 5, 1999, that do not exceed in the aggregate Fifty Thousand Dollars ($50,000).

         3.16 ACCOUNTS RECEIVABLE. All Accounts Receivable have arisen from bona fide transactions in the ordinary course of business. Assuming that commercially reasonable efforts are made to collect the Accounts Receivable, all Accounts Receivable reflected on the Financial Statements are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of doubtful accounts.

         3.17 CAPITAL. The shareholders of the Company have contributed to the Company capital contributions in cash in an aggregate amount of no less than Seven Million Five Hundred Thousand Dollars ($7,500,000), and no portion of such capital contributions have been distributed by the Company as of the date hereof. Upon reasonable written notice to the Company, NBC shall have the right to conduct an audit, at Buyer's expense, of the Company's books and records in order to confirm the amount of such capital contributions (the "Verified Capital Amount"). Sellers shall afford to NBC and to NBC's Advisors (as defined in
Section 6.9) access to all books and records of the Company necessary to enable NBC to conduct such audit. NBC shall cause such audit to be completed as soon as practicable following the date the Company provides or makes available to NBC and NBC's Advisors such books and records. The results of such audit shall indicate the auditor's determination of the Verified Capital Amount and shall specify in reasonable detail the basis for such determination. If the audit demonstrates that the Verified Capital Amount is more than Seven Million Five Hundred Thousand Dollars ($7,500,000) (the amount of such excess is the "Excess Capital Amount"), the dollar amounts specified in Section 2.4(b)(i) and (ii) shall be increased by the amount of the Excess Capital Amount. If the audit demonstrates that the Verified Capital Amount is less than Seven Million Five Hundred Thousand Dollars ($7,500,000) (the amount of such difference shall be the "Deficit Capital Amount"), the dollar amounts specified in Section 2.4(b)(i) and (ii) shall be reduced by the Deficit Capital Amount.

         3.18 TANGIBLE PERSONAL PROPERTY. SCHEDULE 3.18 sets forth an accurate and complete list in all material respects of all material items of Tangible Personal Property. The Tangible Personal Property listed on SCHEDULE
3.18 comprises all material items of tangible personal property necessary to conduct the business and operations of each Station as now conducted. The Company or each Subsidiary, as applicable, owns and has good title to each item of Tangible Personal Property, and none of the Tangible Personal Property is subject to any lien, charge or encumbrance, other than liens for current taxes not yet due and payable and the liens granted to Buyer pursuant to the Loan Documents. Each item of Tangible Personal Property listed on SCHEDULE 3.18 is available for immediate use in the business and operations of each Station. All items of transmitting and studio equipment included in the Tangible Personal Property listed on SCHEDULE 3.18 (i) have been maintained in a manner consistent with generally accepted standards of good engineering practice and (ii) will permit each Station and any auxiliary broadcast facilities related to each Station to operate in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC and with all other applicable federal, state and local statutes, rules and regulations, except for such noncompliance that have not had and could not reasonably be expected to have a Company Material Adverse Effect.

         3.19 LOAN DOCUMENTS. The Loan Documents are in full force and, to the best knowledge of the Company, there exists no Event of Default (as defined in the Credit Agreement) under the Loan Documents or any event which, with the lapse of any applicable grace period or the giving of notice, or both, would constitute an Event of Default under the Loan Documents.

         3.20     ENVIRONMENTAL MATTERS.

                  (a) To the best knowledge of the Company, the Company and the Subsidiaries have complied with all laws, rules, and regulations of all federal, state, and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, except for such noncompliance that has not had and could not reasonably be expected to have a Company Material Adverse Effect, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Company or any Subsidiary in connection with the ownership or operation of a Station alleging any failure to comply with any such law, rule, or regulation.

                  (b) To the best knowledge of the Company, based solely on environmental surveys conducted by Dames & Moore for the Company, true and complete copies of such surveys have been delivered to Buyer, neither the Company nor any Subsidiary has any liability relating to its ownership and operation of a Station (and there is no basis related to the past or present operations, properties, or facilities of the Company or any Subsidiary for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company or any Subsidiary giving rise to any such liability) under any law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment, except for such liability has not had and that could not reasonably be expected to have a Company Material Adverse Effect.

                  (c) To the best knowledge of the Company, based solely on environmental surveys conducted by Dames & Moore for the Company, true and complete copies of such surveys have been delivered to Buyer, neither the Company nor any Subsidiary has any liability relating to its ownership and operation of a Station (and neither the Company nor any Subsidiary has handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against the Company or any Subsidiary giving rise to any such liability) for damage to any site, location, or body of water (surface of subsurface), except for such liability that has not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (d) To the best knowledge of the Company, based solely on environmental surveys conducted by Dames & Moore for the Company, true and complete copies of such surveys have been delivered to Buyer, neither the Company nor any Subsidiary has any liability relating to its ownership and operation of a Station (and neither the Company nor any Subsidiary has exposed any employee to any substance or condition that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against the Company or any Subsidiary giving rise to any such liability) for any illness or personal injury to any employee, except for such liability that has not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (e) To the best knowledge of the Company, in connection with its ownership or operation of each Station, the Company and each Subsidiary, as applicable, has obtained and complied with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, and local laws, rules, and regulations (including all codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, except for such noncompliance that has not had and could not reasonably be expected to have a Company Material Adverse Effect.

                  (f) No pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste has ever been manufactured, buried, stored, spilled, leaked, discharged, emitted, or released in any material amount by the Company or any Subsidiary in connection with its ownership and operation of a Station.

         3.21     PERSONNEL AND BENEFITS; LABOR.

                  (a) All Employee Plans and Compensation Arrangements of the Company or any Subsidiary are listed in SCHEDULE 3.21, and complete and accurate copies of any such written Employee Plans and Compensation Arrangements (or related insurance policies) shall be furnished to Buyer, along with copies of any employee handbooks or similar documents describing such Employee Plans and Compensation Arrangements. SCHEDULE 3.21 also contains a true and complete list in all material respects of all employees of each Station, their job description, date of hire and salary.

                  (b) Each Employee Plan and Compensation Arrangement has been administered in compliance in all material respects with its own terms and with the provisions of ERISA (as defined in subsection (f) below), the Code, the Age Discrimination in Employment Act and any other applicable federal or state laws. Neither the Company nor any Subsidiary is aware of the existence of any governmental audit or examination of any Employee Plan or Compensation Arrangement or of any facts which would reasonably lead the Company or such Subsidiary to believe that any such audit or examination is pending or threatened. No action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan or Compensation Arrangement is pending or, to the best knowledge of the Company or its Subsidiaries, threatened.

                  (c) Except as set forth on SCHEDULE 3.21, neither the Company nor any Subsidiary contributes to or is required to contribute to any Multi-employer Plan (as defined in subsection (e) below) with respect to the employees of a Station.

                  (d) For purposes of this Agreement, the following terms shall have the meaning indicated: (i) "Employee Plan" shall mean any pension, profit-sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which the Company, a Subsidiary or any entity related to the Company (under the terms of Section 414(b), (c), (m) or (o) of the Code) contributes or to which the Company, a Subsidiary or any entity related to the Company (under the terms of Sections 414(b), (c), (m) or (o) of the Code) sponsors, maintains or otherwise is bound which provides benefits to persons employed or previously employed at a Station; (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor thereto and any regulations promulgated thereunder; (iii) "Compensation Arrangement" shall mean any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, directors and shareholders of the Company, any Subsidiary or any entity related to the Company (under the terms of Section 414(b), (c), (m) or (o) of the Code) employed or previously employed at each Station any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan; (iv) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, any successor thereto and any regulations promulgated thereunder; and (v) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37), to which the Company, any Subsidiary or any entity related to the Company (under the terms of Section 414(b) or (c) of the Code) contributes or is required to contribute.

                  (e) Except as set forth on SCHEDULE 3.21, neither the Company nor any Subsidiary is a party or subject to any collective bargaining agreement with respect to any Station. Neither the Company nor any Subsidiary has any written or oral contracts of employment with any employee of any Station, other than those listed in SCHEDULE 3.21. To the best knowledge of the Company, the Company and each Subsidiary has complied in all material respects with all laws, rules, and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, except for such noncompliance that has not had and could not reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice alleging that it has failed to comply in any material respect with any such laws, rules, or regulations. Except as set forth on SCHEDULE 3.21, no controversies, disputes, or proceedings are pending or, to the best knowledge of the Company, threatened, between the Company or a Subsidiary and any employee (singly or collectively) of any Station. No labor union or other collective bargaining unit represents or claims to represent any of the employees of any Station. To the best knowledge of the Company, there is no union campaign being conducted to represent any employees of any Station or to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any employees at any Station.

         3.22 INTANGIBLES. SCHEDULE 3.22 is a true and complete list in all material respects of all material Intangibles (exclusive of those listed in SCHEDULE 3.4), all of which are valid and uncontested and free and clear of liens, charges or other encumbrances other than liens granted to Buyer pursuant to the Loan Documents. To the best knowledge of the Company, neither the Company nor any Subsidiary is infringing upon or otherwise acting adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending or, to the best knowledge of the Company, threatened with respect thereto. The Intangibles listed on SCHEDULE
3.22 comprise all material intangible property interests necessary to conduct the business and operations of each Station as now conducted.

         3.23 FULL DISCLOSURE. No representation or warranty made by the Company in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by the Company pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact and required to make any statement made herein or therein not misleading.

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Sellers as follows:

         4.1 ORGANIZATION, STANDING, AND AUTHORITY. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder.

         4.2 AUTHORIZATION AND BINDING OBLIGATION. The execution, delivery, and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by all necessary actions on the part of Buyer. This Agreement and the Buyer Ancillary Agreements have been duly executed and delivered by Buyer and constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and, except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3 ABSENCE OF CONFLICTING AGREEMENTS. Subject to obtaining the Consents listed on SCHEDULE 4.3 and the FCC Consents, and subject to the termination or expiration of the waiting period under the HSR Act applicable to the transactions contemplated hereby, the execution, delivery, and performance by Buyer of this Agreement and the Buyer Ancillary Agreements (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with the Certificate of Incorporation or Bylaws of Buyer; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; or (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Buyer is a party or by which Buyer may be bound, such that Buyer could not acquire the Assets.

         4.4 BUYER QUALIFICATIONS. Subject to receipt of the waivers described on SCHEDULE 4.3, Buyer is legally, financially and otherwise qualified to acquire and own the FCC Licenses.

         4.5 FULL DISCLOSURE. No representation or warranty made by Buyer in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Buyer pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact and required to make any statement made herein or therein not misleading.

SECTION 5.        OPERATIONS PRIOR TO CLOSING

         5.1 GENERALLY. Between the date of this Agreement and the Closing Date, the Company and each Subsidiary shall operate the business of the Stations diligently in the ordinary course of business in accordance with its past practices (except where such conduct would conflict with the following covenants or with the Company's or Subsidiaries' other obligations under this Agreement and the Loan Documents and except where such conduct has been expressly delegated to Buyer under the terms of the Time Brokerage Agreements, the Boston Affiliation Agreement or Programming Agreement), and in accordance with the other covenants in this Section 5.

         5.2 COMPENSATION. The Company shall not increase in any respect the compensation, bonuses, or other benefits payable or to be payable to any person employed in connection with the conduct of the business of the Stations, except in the ordinary course of business consistent with past practices.

         5.3 CONTRACTS. Except for Permitted Contracts, neither the Company nor any Subsidiary shall, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, (i) enter into any contract or commitment relating to the Assets or the business or operations of the Stations,
(ii) amend or terminate any Contract (or waive any material right thereunder), or (iii) incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness) that will not be satisfied prior to or on the Closing Date. Prior to the Closing Date, the Company shall deliver to Buyer a list of all Contracts entered into between the date of this Agreement and the Closing Date, together with copies of such Contracts.

         5.4 DISPOSITION OF ASSETS. Neither the Company nor any Subsidiary shall sell, assign, lease, or otherwise transfer or dispose of any of the Assets that, individually or in the aggregate, are valued at the time of disposition in excess of Fifteen Thousand Dollars ($15,000).

         5.5 ENCUMBRANCES. The Company shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) liens and liabilities arising under the Loan Documents, (ii) liens for current taxes not yet due and payable, (iii) mechanics' liens and other similar liens created in the ordinary course of business that do not adversely affect in any material respect the value or current use and enjoyment of the Assets, and (iv) existing encumbrances (other than encumbrances securing monetary obligations) on certain Real Property Interests which do not adversely affect the use or value of the Real Property Interests.

         5.6 RIGHTS. The Company shall not knowingly waive any material right relating to any of the Assets.

         5.7 INSURANCE. The Company shall maintain in full force and effect policies of insurance of the same type, character, and coverage as the policies currently carried with respect to the business, operations and assets of the Company and each Subsidiary.

         5.8 ACCESS TO INFORMATION. The Company shall give Buyer and its authorized representatives reasonable access to the Assets and to all other properties, equipment, books, records of the Stations, for the purpose of audit and inspection.

         5.9 CONSENTS. The Company shall use commercially reasonable efforts to obtain the Consents without any change in the terms or conditions of any Contract or the License to which any Consent relates that could be materially less advantageous to the Company than those pertaining under the Contract or License as in effect on the date of this Agreement. The Company shall promptly advise Buyer of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents. Upon Buyer's request, the Company shall cooperate with Buyer and use its commercially reasonable efforts to obtain from the lessors under each lease included in the Real Property Interests such estoppel certificates as Buyer may request.

         5.10 BOOKS AND RECORDS. The Company and each Subsidiary shall maintain its books and records substantially in accordance with past practices.

         5.11 COMPLIANCE WITH LAWS. The Company and each Subsidiary shall comply with all laws, rules, and regulations applicable or relating to the Assets or the ownership and operation of the Stations, except for such noncompliance that could not reasonably be expected to have a Company Material Adverse Effect.

         5.12 MERGERS. Neither the Company nor any Subsidiary shall reorganize, liquidate or merge or consolidate with any other entity.

         5.13 INDEBTEDNESS AND OBLIGATIONS. Except for indebtedness under the Loan Documents, neither the Company nor any Subsidiary shall incur indebtedness for borrowed money. The Company and each Subsidiary shall pay all of its respective obligations as such obligations become due, consistent with past practices, so that all such obligations shall be current, consistent with past practices, as of the Closing Date. Without limiting the generality of the foregoing, the Company and each Subsidiary shall perform their respective obligations under the Loan Documents.

         5.14 AMENDMENTS. Neither the Company nor any Subsidiary shall amend, change, or modify its Articles of Incorporation or Bylaws.

         5.15 SECURITIES. Except as provided in the Loan Documents, neither the Company nor any Subsidiary will, and will not agree to, (a) issue, sell, or otherwise dispose of any of its shares of capital stock; (b) acquire (through redemption or otherwise) any of its shares of capital stock; (c) grant any options, warrants, or other rights to acquire any of its shares of capital stock; or (d) issue, sell, or otherwise dispose of any stock options, bonds, notes, or other securities.

         5.16 MAINTENANCE OF ASSETS. The Company and each Subsidiary shall maintain all of the Assets in good condition (ordinary wear and tear excepted), consistent with their overall condition on the date of this Agreement, and use, operate and maintain all of the Assets in a reasonable manner. If any loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, other than any loss, damage or impairment resulting from actions taken by Buyer or its Affiliates under the Time Brokerage Agreements, Boston Affiliation Agreement or Programming Agreement, the Company and each Subsidiary shall, at the discretion of Buyer, repair, replace, or restore the Assets to their prior condition as represented in this Agreement as soon thereafter as possible, and the Company and each Subsidiary shall use the proceeds of any claim under any insurance policy to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

         5.17 PRESERVATION OF BUSINESS. The Company and each Subsidiary shall use commercially reasonable efforts consistent with its past practices to preserve the business and organization of the Stations not expressly delegated to Buyer under the Time Brokerage Agreements, Boston Affiliation Agreement and Programming Agreement and use its commercially reasonable efforts to keep available to the Stations their present employees and to preserve the audience of the Stations and the Stations' present relationships with suppliers, advertisers, and others having business relations with the Stations.

         5.18 LICENSES. Neither the Company nor any Subsidiary shall cause or permit, by any act or failure to act, any of the Licenses to expire or to be revoked, suspended or adversely modified or take any action that could reasonably be expected to cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation or adverse modification of any of the Licenses. Each Subsidiary shall prosecute with due diligence any applications to any governmental authority in connection with the operation of a Station.

         5.19 NO INCONSISTENT ACTION. Neither Buyer, the Company, nor any Subsidiary shall take any action that is inconsistent with their respective obligations under this Agreement, the Seller Ancillary Agreements, or the Buyer Ancillary Agreements, as applicable, or that could hinder or delay in any material respect the consummation of the transactions contemplated hereby or thereby. Without limiting the generality of the foregoing, each Seller covenants that it will not (a) solicit, initiate or encourage the submission of any proposal or offer relating to any (i) liquidation, dissolution or recapitalization, (ii) merger or consolidation, (iii) pledge, acquisition or sale of securities, (iv) transfer or assignment of any FCC License, (v) sale, lease or disposition of substantially all of the assets, or (vi) similar transaction or business combination, in each case involving the Company or any Subsidiary, or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any party to do or seek any of the foregoing.

SECTION 6.        SPECIAL COVENANTS AND AGREEMENTS

         6.1      FCC CONSENTS.

                  (a) The assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC.

                  (b) Sellers and Buyer shall prepare and, within five (5) business days after the date of this Agreement, file with the FCC appropriate applications for the FCC Consents. The parties shall thereafter prosecute such applications with all reasonable diligence and otherwise use their respective best efforts to obtain the FCC Consents as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consents, except that no party shall be required to comply with a condition if (i) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by that party of any of its representations, warranties, or covenants hereunder, and (ii) compliance with the condition would have a material adverse effect upon it. Buyer and Sellers shall oppose any petitions to deny or other objections filed with respect to the applications for the FCC Consents and any requests for reconsideration or judicial review of the FCC Consents.

                  (c) If the Closing shall not have occurred for any reason within the original effective periods of the FCC Consents, and neither Sellers nor Buyer shall have terminated this Agreement under Section 9, the parties shall jointly request an extension of the effective period of the FCC Consents. No extension of the effective period of the FCC Consents shall limit the exercise by either Buyer or Sellers of their right to terminate the Agreement under Section 9.

         6.2      RISK OF LOSS.

                  (a) The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets, other than any loss, damage or impairment resulting from actions taken (or if required, not taken) by Buyer pursuant to the Time Brokerage Agreements, the Boston Affiliation Agreement or the Programming Agreement, from any cause whatsoever shall be borne by Sellers and the Company at all times prior to the Closing.

                  (b) If any damage or destruction of the Assets or any other event occurs which (i) causes any Station to cease broadcasting operations for a period of five (5) or more consecutive days or (ii) prevents in any material respect signal transmission by any Station in the normal and usual manner (so that Station transmission is not substantially in accordance with the Station's operating parameters as set forth in its FCC License) during all or any portion of ten (10) or more days during any consecutive 30-day period prior to the Closing Date, unless such damage, destruction or cessation is caused by actions taken (or, if required, not taken) by Buyer, Buyer, in its sole discretion, may

(x) terminate this Agreement forthwith without any further obligations hereunder upon written notice to Sellers, provided that such termination notice from Buyer is delivered to Sellers within thirty (30) days of the first (1st) day upon which Buyer could exercise its termination rights or such rights shall be deemed waived by Buyer, or (y) proceed to consummate the transaction contemplated by this Agreement and complete the restoration and replacement of the Assets after the Closing Date, in which event Sellers shall deliver to Buyer all insurance proceeds received in connection with such damage, destruction or other event.

         6.3 CONFIDENTIALITY. Except as necessary for the consummation of the transactions contemplated by this Agreement, and except as and to the extent required by law, including, without limitation, disclosure requirements of federal or state securities laws and the rules and regulations of securities markets and the FCC, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party all information obtained by such party from the other party in connection with the transactions contemplated by this Agreement.

         6.4 COOPERATION. Buyer and Sellers shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Sellers shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Without limiting the generality of the foregoing, Buyer shall cooperate with Sellers and use commercially reasonable efforts to minimize to the extent feasible the Taxes payable by Sellers as a result of the consummation of the transaction contemplated hereby; PROVIDED, HOWEVER, Buyer shall not be required to incur any obligation or liability as a result of such efforts.

         6.5 RESTRICTED PAYMENT. No Seller shall make any distribution or payment of cash or property, or both, directly or indirectly to any partner, stockholder, member or other equityholder of any Seller or of any of their respective Affiliates for any reason whatsoever, including, without limitation, salaries (other than the salaries expressly permitted by the terms of the Time Brokerage Agreements and Boston Affiliation Agreement), loans, debt repayment, consulting fees, expense reimbursements and dividends, distributions, put, call or redemption payments and any other payments in respect of equity interests. Buyer acknowledges and agrees that any payment of the WEBZ(FM) Distribution to any partner, shareholder, member or other equityholder of any Seller or its Affiliates shall not be prohibited by this Section 6.5 or any other provision of this Agreement, and the WEBZ(FM) Distribution shall not reduce the Verified Capital Amount for any purpose under this Agreement.

         6.6 HSR ACT FILING. Sellers and Buyer agree to (a) file, or cause to be filed, with the U.S. Department of Justice ("DOJ") and Federal Trade Commission ("FTC") all filings, if any, which are required in connection with the transactions contemplated hereby under the HSR Act within ten (10) business days of the date of this Agreement; (b) submit to the other party, prior to filing, their respective HSR Act filings to be made hereunder, and to discuss with the other any comments the reviewing party may have; (c) cooperate with each other in connection with such HSR Act filings, which cooperation shall include furnishing the other with any information or documents in such party's possession that may be reasonably required in connection with such filings; (d) promptly file, after any request by the FTC or DOJ and appropriate negotiation with the FTC and DOJ, any information or documents requested by the FTC or DOJ; and (e) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ which relate to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

         6.7      ENVIRONMENTAL REPORTS.

                  (a) The Company has delivered to Buyer copies of each Phase I and other environmental report that has been obtained by the Company with respect to the Real Property Interests (collectively, the "Existing Phase I Reports").

                  (b) Buyer, at its election and cost, may obtain no later than forty-five (45) days from the date hereof, any updates of the Existing Phase I Reports (the "Updated Reports") and a Phase II environmental report for any Real Property Interest owned by the Company or any Subsidiary with respect to the Stations to the extent expressly recommended in any Existing Phase I Report or any Updated Report (a "Phase II Report"). The Company shall cooperate with Buyer and use commercially reasonable efforts to assist Buyer in obtaining the Phase II Reports as soon as practicable. The Existing Phase I Reports, any Updated Reports and any Phase II Reports are hereinafter referred to as the "Assessments." Buyer shall promptly deliver to the Company a copy of each Assessment received by Buyer and shall promptly notify the Company of any environmental condition or defect with respect to the Assets that Buyer may discover prior to the Closing.

         6.8 STOCK PURCHASE. Upon written notice to Buyer delivered no later than fifteen (15) days following the determination of the Purchase Price pursuant to Section 2.4(a)(i) or, if the Purchase Price is not determined pursuant to Section 2.4(a)(i), no later than fifteen (15) days following the Company's receipt of the Panel Valuation Report, the Company shall have the right to propose to Buyer that Buyer acquire all of the issued and outstanding capital stock of the Company in lieu of the Assets, in accordance with the terms of a Stock Purchase Agreement that provides to Buyer the same rights and benefits to which Buyer is entitled under the terms of this Agreement. If the Company notifies Buyer of such proposal within such time period, Buyer and Sellers shall negotiate in good faith the terms and conditions of such Stock Purchase Agreement; PROVIDED, HOWEVER, that Buyer shall have no obligation to agree to any such proposal if Buyer determines, in its sole discretion, that such proposal shall cause Buyer to incur any obligation or liability that Buyer is not required to incur by the terms of this Agreement, including any obligation or liability that would result in adverse tax consequences to Buyer (other than adverse tax consequences arising from a change in the basis of the Assets to be acquired by Buyer pursuant to the terms hereof).

         6.9 FAIR MARKET VALUE DETERMINATION. If the Purchase Price is determined pursuant to Section 2.4(a)(iv) (it being understood that the requirements of this Section 6.9 shall have no effect if the Purchase Price is determined pursuant to Section 2.4(a)(i)), Buyer, Sellers and NBC acknowledge and agree that Buyer's obligation to consummate the purchase of the Assets is subject to the reasonable determination by NBC in accordance with the requirements of this Section 6.9 that the Fair Market Value of the Stations equals or exceeds the amount of the Purchase Price. If NBC determines in the good faith exercise of commercially reasonable business judgment that the Fair Market Value of the Stations is less than the amount of the Purchase Price, NBC shall notify Buyer in writing the basis for such determination (the "NBC Valuation Report") as soon as reasonably practicable but in no event later than fifteen (15) days following the date NBC shall have received the Panel Valuation Report (the "NBC Valuation Report Deadline"), and NBC shall simultaneously provide a copy of the NBC Valuation Report to the Company. The NBC Valuation Report shall set forth in reasonable detail the basis for NBC's determination of the Fair Market Value of the Stations. If NBC either (i) provides the NBC Valuation Report to Buyer and the Fair Market Value of the Stations set forth therein equals or exceeds the amount of the Purchase Price or (ii) fails to provide the NBC Valuation Report to Buyer on or before the NBC Valuation Report Deadline, the Closing condition set forth in Section 7.1(i) shall be deemed to be irrevocably satisfied and, Buyer's termination right in Section 9.2(j) shall have no force or effect. If NBC provides an NBC Valuation Report to Buyer on or before the NBC Valuation Report Deadline, and the Fair Market Value of the Stations set forth therein is less than the amount of the Purchase Price, Buyer shall have the right to terminate this Agreement pursuant to Section 9.2(j). For the purpose of this Section 6.9, "Fair Market Value" of the Stations shall be equal to the appraised value of the Assets of the Stations as of the date hereof (it being understood that the Fair Market Value shall not include the value of any assets described in Section 2.2) on a going concern basis taking into account, among other things, the Stations' obligations and liabilities, other than the Stations' obligations and liabilities under the Time Brokerage Agreements, the Boston Affiliation Agreement and the Programming Agreement, the Verified Capital Amount and exclusive of any broker's fee or commission. The Fair Market Value shall be determined in accordance with standard appraisal techniques in use at the time of the determination taking into account applicable market and economic factors in effect on the date hereof and such other factors that might reasonably affect the sales price of the Stations. The Fair Market Value shall not be reduced by any portion of the indebtedness represented by the Note. Sellers, the Company and Buyer shall afford to NBC and to NBC's financial advisors, legal counsel, accountants, consultants and other authorized representatives (collectively, the "NBC Advisors") access to all properties, personnel, books, records, projections and other materials reasonably necessary to enable NBC to determine the Fair Market Value of the Stations pursuant to this Section 6.9. Sellers, the Company and Buyer shall furnish to NBC or an NBC Advisor as promptly as practicable copies of any such books, records, projections or other materials as NBC or an NBC Advisor shall reasonably request.

         6.10 BOSTON PURCHASE. The Boston Purchase Documents are in full force and effect. D P Boston and Boston License are in compliance with the Boston Purchase Documents in all material respects and are not in material breach or default thereunder. To the best knowledge of the Company, Boston University Communications, Inc. ("Boston University") is in compliance with the Boston Purchase Documents in all material respects and is not in material breach or default thereunder. To the best knowledge of the Company, as of the date hereof, no event has occurred or condition exists that, with notice or the passage of time or both, could reasonably be expected to result in a material breach or default under the Boston Purchase Documents by either party thereto. The Company shall cause D P Boston and Boston License to use commercially reasonable efforts to (i) maintain the Boston Purchase Documents in full force and effect in accordance with their terms, (ii) comply in all material respects with the terms of the Boston Purchase Documents applicable to it, (iii) cause all conditions precedent to the consummation of the Boston Purchase Agreement to be satisfied as soon as reasonably practicable, including the grant of the satellite waiver request regarding the FCC multiple ownership rules, which is in the application to acquire WBPX(TV), WDPX(TV), WPXG(TV) and W33BZ, and (iv) consummate the closing under the Boston Purchase Agreement on the earliest date permitted thereunder. Without Buyer's prior written consent, which consent shall not be unreasonably withheld, neither the Company, D P Boston nor any other Affiliate of the Company shall (i) agree to amend or modify in any material respect the terms or conditions of the Boston Purchase Documents, (ii) waive any conditions of closing or other material right or remedy under the Boston Purchase Documents or (iii) authorize Boston University under the terms of the Boston Purchase Documents to acquire or enter into any new contract or agreement which is not terminable by D P Boston on thirty (30) days notice. In the event that the transactions contemplated by the Boston Purchase Agreement are consummated prior to the Closing, WBPX(TV), WDPX(TV), WPXG(TV) and W33BZ shall each constitute a "Station" for purposes of this Agreement, and all of the assets, properties, rights and interests acquired by D P Boston and Boston License pursuant to the Boston Purchase Agreement shall constitute "Assets" for purposes of this Agreement. Upon Buyer's reasonable prior notice and, with the consent of Boston University, if and to the extent such consent is required by the terms of the Boston Purchase Documents, D P Boston shall assign to Buyer all of its rights and interests under the Boston Purchase Documents, and Buyer shall assume all of D P Boston's obligations under the Boston Purchase Documents, in exchange for forgiveness of that portion of the indebtedness then outstanding under the Loan Documents that is attributable to any deposit or advance paid by D P Boston to Boston University pursuant to the Boston Purchase Agreement and in accordance with customary assignment and assumption agreements reasonably acceptable to Sellers and Buyer.

         6.11 CURE. For all purposes under this Agreement, the existence or occurrence of any events or circumstances that constitute or cause a material breach of a representation or warranty of Sellers or Buyer (including, without limitation, under the information disclosed in the Schedules hereto) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured in all material respects on or prior to the Closing Date.

         6.12 CONTROL OF THE STATION. Without limiting the parties' rights and obligations under the Time Brokerage Agreements, the Programming Agreement and the Boston Affiliation Agreement, prior to Closing, Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of any Station; such operations, including complete control and supervision of all of the Stations' programs, employees, and policies, shall be the sole responsibility of Sellers until the Closing.

         6.13 SALES TAX FILINGS. Sellers shall continue to file state and local sales tax returns with respect to the Stations in accordance with Sellers' past practices and shall concurrently deliver copies of all such returns to Buyer.

         6.14 ACCESS TO BOOKS AND RECORDS. Sellers shall provide Buyer access and the right to copy for a period of three years from the Closing Date any books and records relating to the Assets that are not included in the Assets. Buyer shall provide Sellers access and the right to copy for a period of three years from the Closing Date any books and records relating to the Assets. Sellers shall deliver to Buyer no later than February 28, 2000, audited financial statements of the Company and its Subsidiaries as of December 31, 1999, and for the one (1) year period ending December 31, 1999, and shall make available for Buyer's review all workpapers prepared in connection with such audit.

         6.15 APPRAISAL. If Buyer and Sellers cannot agree on an allocation of the Purchase Price, Buyer and Sellers agree to allocate the Purchase Price for tax and recording purposes in accordance with an appraisal to be conducted by an appraisal firm selected and paid for by Buyer with experience in the valuation and appraisal of television station assets.

SECTION 7.        CONDITIONS TO OBLIGATIONS OF BUYER AND SELLERS AT CLOSING

         7.1 CONDITIONS TO OBLIGATIONS OF BUYER. All obligations of Buyer at the Closing are subject at Buyer's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of Sellers contained in this Agreement shall be true and correct at and as of the Closing Date as though made at and as of that time, except (i) for changes expressly permitted or contemplated by the terms of this Agreement or the schedules hereto, (ii) insofar as any such representation or warranty was true and complete as of the date hereof but shall not be true and complete as of the Closing Date as a result of actions taken (or, if required, not taken) by Buyer pursuant to any Time Brokerage Agreement, the Boston Affiliation Agreement or the Programming Agreement, and (iii) inaccuracies in any such representation or warranty that have not had, and could not reasonably be expected to cause, a Company Material Adverse Effect or have a material adverse effect on the ability of Sellers to consummate the transactions contemplated by this Agreement in accordance with its terms; PROVIDED, HOWEVER, that for the purpose of this
Section 7.1(a) only, in determining whether there has been a Company Material Adverse Effect under clause (iii), the representations and warranties in Section 3 shall be read as if such provisions did not include any "Company Material Adverse Effect" or other materiality qualifier.

                  (b) COVENANTS AND CONDITIONS. The Company and each Subsidiary shall have performed and complied with in all material respects all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

                  (c)   CONSENTS. All Consents designated as "material" on
SCHEDULE 3.3 shall have been obtained and delivered to Buyer without any material adverse change in the terms or conditions of any Assumed Contract or License.

                  (d) DELIVERIES. Sellers shall have made or stand willing to make all the deliveries to Buyer set forth in Section 8.2.

                  (e) ADVERSE CHANGE. Between the date of this Agreement and the Closing Date, there shall have been no Company Material Adverse Effect, other than any Company Material Adverse Effect resulting from actions taken by Buyer pursuant to the Time Brokerage Agreements or the Boston Affiliation Agreement.

                  (f) HSR ACT. The waiting period under the HSR Act shall have expired or been terminated without unresolved action by the DOJ or the FTC to prevent the Closing.

                  (g) TIME BROKERAGE AGREEMENTS. Each Subsidiary, as applicable, shall have complied in all material respects with their respective obligations under each Time Brokerage Agreement and the Boston Affiliation Agreement.

                  (h)   FCC CONSENTS. The FCC Consents shall have been granted

without the imposition on Buyer of any conditions that need not be complied with by Buyer under Section 6.1 and, if required by Section 8.1(b), the FCC Consents shall have become Final Orders.

                  (i) VALUATION. The Fair Market Value of the Stations shall have been determined to equal or exceed the amount of the Purchase Price in accordance with the requirements of Section 6.9.

                  (j) LOAN DOCUMENTS. There shall exist no Event of Default under the Loan Documents or any event which, with the lapse of any applicable grace period or the giving of notice, or both, would constitute an Event of Default under the Loan Documents.

         7.2 CONDITIONS TO OBLIGATIONS OF SELLERS. All obligations of Sellers at the Closing are subject at Sellers' option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though made at and as of that time.

                  (b) COVENANTS AND CONDITIONS. Buyer shall have performed and complied with in all material respects all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) DELIVERIES. Buyer shall have made or stand willing to make all the deliveries set forth in Section 8.3.

                  (d) HSR ACT. The waiting period under the HSR Act shall have expired or been terminated without unresolved action by the DOJ or the FTC to prevent the Closing.

                  (e) TIME BROKERAGE AGREEMENTS. Each subsidiary of Buyer party thereto shall have complied in all material respects with its obligations under each Time Brokerage Agreement, the Programming Agreement and the Boston Affiliation Agreement.

                  (f) FCC CONSENTS. The FCC Consents shall have been granted without the imposition on Sellers of any condition that need not be complied with by Sellers pursuant to Section 6.1 hereof.

SECTION 8.        CLOSING AND CLOSING DELIVERIES

         8.1      CLOSING.

                  (a) CLOSING DATE. Subject to satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the condition is imposed), of the conditions described in Sections 7.1 and 7.2, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place, commencing at 10:00 a.m., Eastern time, on a date (the "Closing Date") on or after June 1, 2000, to be set by Buyer upon no less than five (5) business days notice to Sellers in writing that is not earlier than the tenth (10th) business day, and not later than the fifteenth (15th) business day, after the last grant date of the FCC Consents. If Buyer fails to notify Sellers of the Closing Date pursuant to the preceding sentence, the Closing Date shall occur on the date that is the fifteenth (15th) business day after the last grant date of the FCC Consents.

                  (b) POSTPONEMENT. Notwithstanding the requirement of Section 8.1(a) above, if any petition to deny (a "Petition") shall have been filed against an application for the FCC Consents and the Petition contains one or more allegations regarding the basic qualifications of Sellers or Buyer that pose a reasonable risk of reversal of such FCC Consent, based on the Communications Act of 1934, as amended, or the FCC's rules, policies or decisions then in effect, Buyer may, at its election, upon written notice to Sellers, postpone the Closing to a date to be agreed upon by Buyer and Sellers in writing that is not earlier than the fifth (5th) business day, and not later than the tenth (10th) business day, after such date the FCC Consent shall have become a Final Order. If the parties cannot agree upon the Closing Date pursuant to the preceding sentence, the Closing Date shall occur on the date that is the tenth (10th) business day after the date such FCC Consent shall have become a Final Order. In the event that a Petition is filed and Buyer elects not to postpone the Closing and the Closing occurs before the FCC Consent shall have become a Final Order, if the FCC Consent is reversed pursuant to a Final Order and the sole basis for such reversal is a finding by the FCC that Buyer is not qualified to hold the FCC Licenses that are the subject of the FCC Consent, Buyer shall indemnify Sellers in accordance with Section 10 hereof for all reasonable expenses incurred by Sellers as a result of the reversal of the FCC Consent.

                  (c) CLOSING PLACE. The Closing shall be held at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or any other place that is agreed upon by Buyer and Sellers.

         8.2 DELIVERIES BY SELLERS. Prior to or on the Closing Date, Sellers shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) TRANSFER DOCUMENTS. Duly executed warranty bills of sale, deeds, motor vehicle titles, assignments, and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer, free and clear of all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances, except for liens for current taxes not yet due and payable.

                  (b) ESTOPPEL CERTIFICATES. Estoppel certificates of the lessors of all leasehold interests included in the Real Property Interests substantially in the form of SCHEDULE 8.2(B).

                  (c) ARTICLES OF INCORPORATION. A copy of the Articles of Incorporation of the Company, certified, as of a date not earlier than ten (10) days prior to the Closing Date, by the Secretary of State of Florida.

                  (d) BYLAWS. A copy of the Bylaws of the Company certified, as of the Closing Date, by its Secretary.

                  (e) OFFICER'S CERTIFICATE. A certificate, dated as of the Closing Date, executed on behalf of Sellers by a duly authorized officer thereof, certifying the satisfaction of the conditions contained in Sections 7.1(a) and (b).

                  (f) LENDERS CERTIFICATES. Such certificates and confirmations to Buyer's investors or lenders as Buyer may reasonably request in connection with obtaining financing for the performance of its payment obligations hereunder.

                  (g) CONSENTS. Copies of all instruments evidencing the Consents.

                  (h) OPINION OF COUNSEL. An opinion of Sellers' counsel dated as of the Closing Date, substantially in the form of SCHEDULE 8.2(H).

         8.3 DELIVERIES BY BUYER. Prior to or on the Closing Date, Buyer shall deliver to Sellers the following, in form and substance reasonably satisfactory to Sellers and their counsel:

                  (a) PURCHASE PRICE. The Note marked "cancelled" and the Cash Balance.

                  (b) OFFICER'S CERTIFICATE. A certificate, dated as of the Closing Date, executed on behalf of Buyer by a duly authorized officer thereof, certifying the satisfaction of the conditions contained in Sections 7.2(a) and
(b).

                  (c) ASSUMPTION AGREEMENTS. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Sellers' obligations under the Licenses and Assumed Contracts insofar as they relate to the time on and after the Closing Date and arise out of events related to Buyer's ownership of the Assets or its operation of the Stations on or after the Closing Date.

                  (d) OPINION OF COUNSEL. An opinion of Buyer's counsel dated as of the Closing Date, substantially in the form of Schedule 8.3(d).

SECTION 9.        TERMINATION

         9.1 TERMINATION BY SELLERS. This Agreement may be terminated by Sellers, if Sellers and the Company are not then in material default, upon written notice to Buyer, upon the occurrence of any of the following:

                  (a) CONDITIONS. If, on the date that would otherwise be the Closing Date, Sellers shall have notified Buyer in writing that one or more of the conditions precedent to the obligations of Sellers set forth in Section 7.2 of this Agreement have not been satisfied or waived in writing by Sellers and such condition or conditions shall not have been satisfied by Buyer or waived in writing by Sellers within twenty (20) days following such notice.

                  (b) JUDGMENTS. If, on the date that would otherwise be the Closing Date, Sellers shall have notified Buyer that there is in effect any judgment, decree, or order that would prevent or make unlawful the Closing and such judgment, decree or order shall not have been satisfied by Buyer within twenty (20) days following such notice.

                  (c) UPSET DATE. If the Closing shall not have occurred by November 21, 2001; PROVIDED, HOWEVER, that Buyer may extend the date set forth in this Section 9.1(c) for one additional two (2) year period by providing written notice of such extension to Sellers no later than August 21, 2001.

                  (d) BREACH. If Buyer is in material breach of its representations, warranties or covenants contained herein and such breach is not cured prior to the date upon which the Closing is scheduled to occur.

                  (e) TAX CONSEQUENCES. At any time following the date the Purchase Price is determined pursuant to Section 2.4(a)(i), or, if the Purchase Price is not determined pursuant to Section 2.4(a)(i), at any time following the date Sellers shall have received the Panel Valuation Report, if the Company or its controlling shareholders determine, based on advice of tax counsel or its other advisors, that the consummation of the transactions contemplated hereby creates a risk of adverse tax consequences to the Company or its shareholders.

         9.2 TERMINATION BY BUYER. This Agreement may be terminated by Buyer, if Buyer is not then in material default of its obligations hereunder, upon written notice to Sellers, upon the occurrence of any of the following:

                  (a) CONDITIONS. If, on the date that would otherwise be the Closing Date, Buyer shall have notified Sellers in writing that one or more of the conditions precedent to the obligations of Buyer set forth in Section 7.1 of this Agreement have not been satisfied or waived in writing by Buyer and such condition or conditions shall not have been satisfied by Sellers or the Company or waived in writing by Buyer within twenty (20) days following such notice.

                  (b) JUDGMENTS. If, on the date that would otherwise be the Closing Date, Buyer shall have notified Sellers that there is in effect any judgment, decree, or order that would prevent or make unlawful the Closing and such judgment, decree or order shall not have been satisfied by Sellers or the Company within twenty (20) days following such notice.

                  (c) UPSET DATE. If the Closing shall not have occurred by November 21, 2001.

                  (d) BREACH. If Sellers or the Company are in material breach of their representations, warranties or covenants contained herein and such breach is not cured prior to the date upon which the Closing is scheduled to occur.

                  (e) EVENT OF DEFAULT. There shall have occurred and be continuing an Event of Default under the Loan Documents.

                  (f)   DAMAGE OR DESTRUCTION. In accordance with the terms of
Section 6.2.

                  (g) ENVIRONMENTAL LIABILITY. If any Assessment reveals any environmental hazards or defects or any condition that could reasonably be expected to result in significant environmental damages or substantial clean-up costs, such conditions have had or could reasonably be expected to have a Company Material Adverse Effect, and such hazards, defects or conditions are not remedied prior to the Closing Date.

                  (h) TAX CONSEQUENCES. At any time following the date the Purchase Price is determined pursuant to Section 2.4(a)(i), or, if the Purchase Price is not determined pursuant to Section 2.4(a)(i), at any time following the date Buyer shall have received the Panel Valuation Report, if Buyer determines, based on advice of tax counsel or its other advisors, that the consummation of the transactions contemplated hereby creates a risk of adverse tax consequences to Buyer.

                  (i) FAIRNESS OPINION. At any time following the date the Purchase Price is determined pursuant to Section 2.4(a)(i), or, if the Purchase Price is not determined pursuant to Section 2.4(a)(i), at any time following the date Buyer shall have received the Panel Valuation Report, if Buyer is unable to obtain, prior to the Closing Date, a written opinion from an independent investment banking firm, in form and substance reasonably satisfactory to Buyer, as to the fairness of the transaction contemplated hereby to Buyer and its shareholders. Buyer agrees to use commercially reasonable efforts to obtain such an opinion.

                  (j) VALUATION. At any time following the date the Purchase Price is determined pursuant to Section 2.4(a)(i), or, if the Purchase Price is not determined pursuant to Section 2.4(a)(i), at any time following the date Buyer shall have received the Panel Valuation Report, if the Fair Market Value of the Stations, as determined pursuant to Section 6.9, shall have been determined to be less than the amount of the Purchase Price.

         9.3 RIGHTS ON TERMINATION. If this Agreement is terminated pursuant to Section 9.1 or Section 9.2 and neither party is in material breach of any provision of this Agreement, the parties hereto shall have no liability to each other as a result of such termination. If this Agreement is terminated by Buyer due to Sellers' or the Company's material breach of their obligations hereunder, Buyer shall have all rights and remedies available at law or equity, including the right to seek specific performance as set forth in Section 10.5 hereof. If this Agreement is terminated by Sellers due to Buyer's material breach of its obligations hereunder, Sellers shall have all rights and remedies available at law.

         9.4      OPTION.

                  (a) If this Agreement is terminated pursuant to this Section 9 for any reason other than a material breach by Buyer of its obligations hereunder, the Time Brokerage Agreements, the Boston Affiliation Agreement and the Programming Agreement (if then in effect) shall remain in full force and effect in accordance with their respective terms for a period, in the case of each such agreement, not to exceed ten (10) years from the date hereof, and Buyer and Sellers shall enter into an Option Agreement effective as of the date of termination of this Agreement, pursuant to which Sellers shall grant Buyer an exclusive, irrevocable and freely assignable option (the "Option") to purchase the Assets (including, without limitation, D P Boston's rights and interests under the Boston Purchase Documents) for an amount equal to the Purchase Price, which shall be paid by Buyer as provided in Section 2.4(c)(i) and (ii) hereof, and otherwise in accordance with the terms and conditions of an Asset Purchase Agreement in the form and substance of this Agreement (the "Option Purchase Agreement"); PROVIDED, HOWEVER, that the Option Purchase Agreement shall not include the termination rights contained in Sections 9.1(e), 9.2(h), 9.2(i) or 9.2(j) of this Agreement. At any time following the execution of this Agreement, either Buyer or Sellers may request that the other enter into an Option Agreement evidencing the parties' agreements set forth in this Section 9.4.

                  (b) In the event that Buyer does not exercise the Option within four (4) years from the initial date of the Option Agreement (the "Appraisal Trigger Date"), either Buyer or Sellers shall have the right to cause an adjustment to the Purchase Price contained in the Option Purchase Agreement. If either Buyer or Sellers elects to exercise such right, Sellers and Buyer shall each appoint one appraiser (NBC shall also have the right to appoint one appraiser if, at the time of the selection of the appraisers, NBC holds a non-controlling interest in Buyer, and Buyer agrees to pay the cost of NBC's appraisal). The appraisers shall have experience in the valuation and appraisal of broadcast properties. Each appraiser shall have ninety (90) days from the date of its appointment to render a written appraisal of the fair market value of the Stations in accordance with the requirements of Section 2.4(a)(iv). The average of the appraisals shall become the new purchase price for the Assets, which new purchase price shall be included in and made a part of the Option Purchase Agreement to be executed by the parties upon Buyer's exercise of the Option between the Appraisal Trigger Date and the date that is four (4) years thereafter (the "Second Option Period"). In the event that Buyer does not exercise the Option prior to the expiration of the Second Option Period, the parties shall have the right to again select appraisers to determine the fair market value of the Stations in accordance with the procedures set forth in this
Section 9.4(b). The average of the fair market value of the Stations as determined by each such appraisal shall become the new purchase price for the Assets, which new purchase price shall be included in and made a part of the Option Purchase Agreement to be executed by the parties upon Buyer's exercise of the Option between the end of the Second Option Period and the expiration of the Option. The determination of the appraisers notwithstanding, in no event shall the new purchase price for the Assets included in the Option Purchase Agreement be less than the amount set forth in Section 2.4(b)(i).

         9.5 LIMITATION. Buyer may not rely on the failure of any condition precedent set forth in Section 7.1 to be satisfied, and Seller may not rely on the failure of any condition precedent set forth in Section 7.2 to be satisfied, as a ground for refusing to perform their respective obligations to be performed by them at the Closing or for termination of this Agreement by such party if such failure was caused by such party's failure to act in good faith or a breach of or failure to perform its representations, warranties, covenants or other obligations in accordance with the terms hereof.

SECTION 10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; CERTAIN REMEDIES

         10.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing for a period of three (3) years (the "Indemnity Period"), except that the representations and warranties contained in Section 3.8 shall survive until the expiration of the applicable statute of limitations. No claim for indemnification may be asserted after the expiration of the Indemnity Period, except for claims based on the breach of any representation or warranty in Section 3.8. Notwithstanding anything herein to the contrary, any representation or warranty which is the subject of a claim for indemnification which is asserted in writing prior to the expiration of the Indemnity Period shall survive with respect to such claim for indemnification until the final resolution thereof. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement.

         10.2 INDEMNIFICATION BY SELLERS. Notwithstanding the Closing and regardless of any investigation made at any time by and on behalf of Buyer or any information Buyer may have, Sellers hereby agree to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Sellers contained in this Agreement or in any certificate, document, or instrument delivered to Buyer under this Agreement.

                  (b) Any and all obligations of Sellers not assumed by Buyer pursuant to this Agreement, including any liabilities arising at any time under any Contract not included in the Assumed Contracts.

                  (c) Any loss, liability, obligation, or cost resulting from the failure of the parties to comply with the provisions of any bulk sales law applicable to the transfer of the Assets.

                  (d) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Stations prior to the Closing, including any liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior the Closing Date, except for losses, liabilities or damages resulting from Buyer's conduct.

                  (e) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.3 INDEMNIFICATION BY BUYER. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Sellers or any information Sellers may have, Buyer hereby agrees to indemnify and hold Sellers harmless against and with respect to, and shall reimburse Sellers for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained in this Agreement or in any certificate, document, or instrument delivered to Sellers under this Agreement.

                  (b) Any and all obligations of Sellers assumed by Buyer pursuant to this Agreement, including obligations arising under the Assumed Contracts and Licenses after the Closing Date.

                  (c) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Stations on and after the Closing, or resulting or arising from Buyer's conduct under the Time Brokerage Agreements, Boston Affiliation Agreement or Programming Agreement.

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.4 PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) days after written notice of such action, suit, or proceeding was given to Claimant.

                  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy under the arbitration provisions of this Agreement.

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                  (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                  (e) The indemnification rights provided in Sections 10.2 and 10.3 shall extend to the shareholders, directors, officers, employees, and representatives of any Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

         10.5 LIMITATIONS ON INDEMNIFICATION. No indemnification shall be required to be made hereunder by an Indemnifying Party until the aggregate amount of all indemnification claims against the Indemnifying Party exceeds Fifty Thousand Dollars ($50,000), PROVIDED that once such claims exceed Fifty Thousand Dollars ($50,000), the Indemnifying Party shall be required to indemnify the Claimant with respect to all indemnifiable claims, including indemnifiable claims for the initial Fifty Thousand Dollars ($50,000). Notwithstanding anything to the contrary contained herein, in no event shall any Indemnifying Party's obligations for indemnification under this Agreement exceed in the aggregate the difference between the total cash amount received by the Company at Closing less the Verified Capital Amount (such difference is the "Indemnification Limit"), and Buyer hereby waives and releases any recourse against Sellers, and Sellers each hereby waive and release any recourse against Buyer, for indemnification above the Indemnification Limit.

         10.6 SPECIFIC PERFORMANCE. The parties recognize that if Sellers breach this Agreement and refuse to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by Buyer to enforce this Agreement, Sellers shall waive the defense that there is an adequate remedy at law.

         10.7 ATTORNEYS' FEES. In the event of a default by any party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

SECTION 11.       MISCELLANEOUS

         11.1 FEES AND EXPENSES. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives, except that Buyer and Sellers shall each pay one-half of (i) the filing fees required by the FCC in connection with the applications for the FCC Consents, (ii) the filing fees required by the FTC under the HSR Act, and
(iii) any federal, state, or local sales or transfer tax arising in connection with the conveyance of the Assets by Sellers to Buyer pursuant to this Agreement. Each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar person retained by or on behalf of such party.

         11.2 ARBITRATION. Except as otherwise provided to the contrary below, any dispute arising out of or related to this Agreement that Sellers and Buyer are unable to resolve by themselves shall be settled by arbitration in Washington, D.C. by a panel of three (3) neutral arbitrators who shall be selected in accordance with the procedures set forth in the commercial arbitration rules of the American Arbitration Association. The persons selected as arbitrators shall have prior experience in the broadcasting industry but need not be professional arbitrators. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on Sellers and Buyer. The costs and expenses of the arbitration proceeding shall be assessed among Sellers and Buyer in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. Judgment on the award, if it is not paid within thirty days, may be entered in any court having jurisdiction over the matter. No action at law or suit in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by Sellers or Buyer against the other except (i) an action to compel arbitration pursuant to this Section, (ii) an action to enforce the award of the arbitration panel rendered in accordance with this Section, or (iii) a suit for specific performance pursuant to Section 10.5.

         11.3 NOTICES. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Buyer:                         Paxson Communications Corporation
                                     601 Clearwater Park Road
                                     West Palm Beach, FL 33401
                                     Attention: Lowell W. Paxson

                                     -and-

                                     Paxson Communications Corporation
                                     601 Clearwater Park Road
                                     West Palm Beach, FL 33401
                                     Attention: General Counsel

With a copy to:                      John R. Feore, Jr., Esq.
                                     Dow, Lohnes & Albertson
                                     1200 New Hampshire Avenue, N.W.
                                     Suite 800
                                     Washington, D.C.  20036

                                     and

                                     National Broadcasting Company, Inc.
                                     30 Rockefeller Plaza
                                     New York, NY  10112
                                     Attention: Larry Rutkowski and
                                                Bruce Campbell, Esq.

If to Sellers or the Company:        D P, Media Inc.
                                     231 Bradley Place, Suite 204
                                     Palm Beach, FL 33480
                                     Attention: Devon Paxson

With a copy to:                      Alan C. Campbell, Esquire
                                     Irwin, Campbell & Tannenwald
                                     1730 Rhode Island Avenue, NW
                                     Suite 200
                                     Washington, DC 20036

                                     and

                                     National Broadcasting Company, Inc.
                                     30 Rockefeller Plaza
                                     New York, NY  10112
                                     Attention: Larry Rutkowski and
                                                Bruce Campbell, Esq.

                                     and

                                     Robert H. Waltuch, Esq.
                                     Holland and Knight
                                     400 North Ashley Drive
                                     Suite 2300
                                     Tampa, FL  33602

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.3.

         11.4 BENEFIT AND BINDING EFFECT. No party hereto may assign this Agreement without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that Buyer may assign its rights and obligations under this Agreement, in whole or in part, to one or more subsidiaries or commonly controlled affiliates of Buyer without seeking or obtaining Sellers' prior approval, provided that such assignment shall not constitute a release of Buyer's obligations hereunder, and Buyer may collaterally assign its rights and interests hereunder to its lenders without seeking or obtaining Sellers' prior approval. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.5 FURTHER ASSURANCES. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Sellers, any additional bills of sale, deeds or other transfer documents that, in the reasonable opinion of Buyer, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

         11.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         11.7 HEADINGS. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.8 GENDER AND NUMBER. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

         11.9 ENTIRE AGREEMENT. This Agreement, the schedules hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement among Buyer and Sellers with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         11.10 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.10.

         11.11 PRESS RELEASE. Prior to the Closing, no party hereto shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party; PROVIDED, HOWEVER, that nothing contained herein shall prevent any party from promptly making all filings with governmental authorities as may, in its reasonable judgement be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         11.12 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. All judicial proceedings permitted by the terms hereof and brought against Buyer or Sellers that arise out of or relate to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of Florida and, by execution and delivery of this Agreement, Buyer and Sellers each accept for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Sellers and, prior to the Closing, the Company, designate and appoint Devon Paxson, and Buyer and, after the Closing, the Company, designate and appoint Lowell W. Paxson, and such other persons as may hereafter be selected by Buyer or Sellers, as their respective agent to receive on their behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Buyer and Sellers to be effective and binding service in every respect. A copy of any such process so served shall be sent to Buyer and Sellers in accordance with Section 11.3. If any agent appointed by Buyer or Sellers refuses to accept service, Buyer and Sellers hereby agree that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings against the other in the courts of any other jurisdiction.

         11.13 NO RECOURSE. Buyer and Sellers hereby agree that no Person shall have any recourse hereunder or under any documents or instruments delivered in connection herewith (including, without limitation, the Buyer Ancillary Agreements and Seller Ancillary Agreements) against NBC or any current or future director, officer, employee, or agent of NBC, whether by any legal or equitable proceeding or arbitration, or by virtue of any statute, regulation or other applicable law, or otherwise.

         11.14 REVISED SCHEDULES. Notwithstanding anything to the contrary contained herein, if Sellers have not, as of the date hereof (the "Signing Date"), completed and/or delivered one or more of the Schedules referred to in this Agreement and required to be delivered by them pursuant hereto or has not delivered one or more of the documents required to be delivered by them pursuant hereto, then Sellers shall be permitted to complete and deliver such Schedules or documents to Buyer after the Signing Date, but in no event later than December 3, 1999; PROVIDED, HOWEVER, that Sellers shall not have the right to complete or otherwise modify Schedules 2.2, 3.4, 3.8, 3.9, 3.13, 3.15 and 3.22, which Schedules are correct and complete in the form attached hereto. Buyer shall be deemed to have accepted any such revised or newly delivered Schedules and/or documents unless, by no later than 5:00 p.m., Eastern Standard Time, on December 10, 1999, it shall have delivered to Sellers a notice signed by an officer of Buyer to the effect that such revised or newly delivered Schedules and/or documents reflect matters that could reasonably be expected to result in an increase in the obligations of Buyer hereunder or under the Buyer Ancillary Agreements (other than obligations under Contracts not relating to indebtedness for borrowed money entered into by a Seller in the ordinary course of business prior to the date hereof and that satisfy the representations and warranties contained in the last three sentences of Section 3.5) or any losses, liabilities or damages to Buyer (collectively, the "New Liabilities"), and, as a result, Buyer elects, in its sole discretion, to either terminate this Agreement (a "Termination Notice") or reduce the Cash Balance by an amount equal to the New Liabilities (a "Reduction Notice"). If Buyer delivers to Sellers a Termination Notice in accordance with the preceding sentence, this Agreement shall be terminated effective as of the date Sellers receive the Termination Notice. If Buyer delivers to Seller a Reduction Notice, the amount of the Cash Balance shall be reduced by the amount of the New Liabilities. If approval of such revised or newly delivered Schedules and/or documents is granted or is deemed granted, any Schedules attached hereto as of the Signing Date and delivered by Sellers which have subsequently been revised shall be deemed to be amended in accordance with such revised Schedules as of the Signing Date and such late-delivered Schedules and/or documents shall be deemed delivered by Sellers as of the Signing Date.

         11.15 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         11.16 TIME BROKERAGE AGREEMENT FEE. Upon the earlier to occur of (i) the termination of this Agreement for any reason other than a material breach by Sellers of their representations, warranties, covenants or agreements hereunder,
(ii) the failure of the Closing to take place within one (1) year from execution of this Agreement for any reason other than a material breach by Sellers of their representations, warranties, covenants or agreements hereunder, and (iii) the parties' failure to close the transactions contemplated by this Agreement within forty (40) days of the date of FCC Consent, unless such failure to close is a result of Sellers' material breach of their representations, warranties or covenants hereunder, Buyer shall be required to make, commencing upon the occurrence of such event, a payment to Sellers pursuant to the Time Brokerage Agreements and the Boston Affiliation Agreement in an amount per annum, in the aggregate for all Time Brokerage Agreements and the Boston Affiliation Agreement, equal to five percent (5%) of the Verified Capital Amount, payable in advance in twelve equal monthly payments (the "Time Brokerage Agreements Fee"). Such payments of Time Brokerage Agreement Fees shall continue to be paid for the duration of the Time Brokerage Agreements.

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






         IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the day and year first above written.


               SELLERS:         D P MEDIA, INC.; D P MEDIA OF BATTLE CREEK, INC.; D P MEDIA LICENSE OF BATTLE CREEK, INC.;
                                D P MEDIA OF BOSTON, INC.; D P MEDIA LICENSE OF BOSTON, INC.; D P MEDIA OF MARTINSBURG,
                                INC.; D P MEDIA LICENSE OF MARTINSBURG, INC.; D P MEDIA OF MILWAUKEE, INC.; D P MEDIA
                                LICENSE OF MILWAUKEE, INC.; D P MEDIA OF RALEIGH DURHAM, INC.; D P MEDIA LICENSE OF RALEIGH
                                DURHAM, INC.; D P MEDIA OF ST. LOUIS, INC.; D P MEDIA LICENSE OF ST. LOUIS, INC.; RDP
                                COMMUNICATIONS, INC.; RDP COMMUNICATIONS OF INDIANAPOLIS, INC.; RDP COMMUNICATIONS LICENSE
                                OF INDIANAPOLIS, INC.; CAP COMMUNICATIONS, INC.; CAP COMMUNICATIONS OF NEW LONDON, INC.;
                                CAP COMMUNICATIONS LICENSE OF NEW LONDON, INC.; CAP COMMUNICATIONS OF BOSTON, INC.; CHANNEL
                                66 OF TAMPA, INC.; and CHANNEL 46 OF BOSTON, INC.


                                By:      ______________________________
                                         Name:  Devon Paxson
                                         Title:   Vice President

               BUYER:           PAXSON COMMUNICATIONS CORPORATION

                                By:      ______________________________
                                         Name:
                                         Title:

                                NATIONAL  BROADCASTING  COMPANY,  INC.  HEREBY JOINS IN THE EXECUTION OF THIS ASSET  PURCHASE
                                AGREEMENT  SOLELY FOR THE PURPOSE OF  AGREEING TO THE  PROVISIONS  OF  SECTIONS 2.4,  6.9 AND
                                11.13 HEREOF.

                                NATIONAL BROADCASTING COMPANY, INC.

                                By:      _____________________________
                                         Name:
                                         Title:



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